                                                                  CONFORMED COPY








------------------------------------------------------------------------------

                  THE MELVILLE CORPORATION AND SUBSIDIARIES EMPLOYEE

                        STOCK OWNERSHIP PLAN TRUST, As Issuer


                          MELVILLE CORPORATION, As Guarantor



                               -----------------------
                               NOTE PURCHASE AGREEMENT
                               -----------------------



                              8.60% ESOP Notes Due 2008


                                    ($357,500,000)




                               ------------------------
                               Dated as of June 7, 1989
                               ------------------------





------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

                               (Not Part of Agreement)

                                                                                  Page
                                                                                  ----
1.   Authorization of Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

2.   Purchase and Sale of Notes; Closing . . . . . . . . . . . . . . . . . . . . . .2

3.   Conditions to Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     3A.  Opinions of Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     3B.  Representations and Warranties; No Default . . . . . . . . . . . . . . . .3
     3C.  Purchase Permitted by Applicable Laws. . . . . . . . . . . . . . . . . . .3
     3D.  ESOT Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     3E.  Compliance with Securities Laws. . . . . . . . . . . . . . . . . . . . . .4
     3F.  Approvals and Consents . . . . . . . . . . . . . . . . . . . . . . . . . .4
     3G.  Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     3H.  Sale of Notes to Other Purchasers. . . . . . . . . . . . . . . . . . . . .5

4.   Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     4A.  Required Installment Payments. . . . . . . . . . . . . . . . . . . . . . .5
     4B.  Optional Prepayment. . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     4C.  Notice of Prepayments. . . . . . . . . . . . . . . . . . . . . . . . . . .6
     4D.  Acquisition or Retirement of Notes . . . . . . . . . . . . . . . . . . . .6

5.   Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     5A.  Financial Statements and Other Reports . . . . . . . . . . . . . . . . . .7
     5B.  Inspection of Property . . . . . . . . . . . . . . . . . . . . . . . . . .9
     5C.  Payment of Taxes and Claims. . . . . . . . . . . . . . . . . . . . . . . 10
     5D.  Corporate Existence. . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     5E.  Maintenance of Properties. . . . . . . . . . . . . . . . . . . . . . . . 10
     5F.  Determination Letter . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     5G.  Plan Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     5H.  Application of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . 12

6.   Negative Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     6A.  Restrictions on Senior Funded Debt . . . . . . . . . . . . . . . . . . . 12
     6B.  Restrictions upon Secured Debt . . . . . . . . . . . . . . . . . . . . . 13
     6C.  Restrictions upon Sale and Leaseback Transactions. . . . . . . . . . . . 15
     6D.  Restrictions on Funded Debt of Restricted Subsidiaries . . . . . . . . . 15
     6E.  Permitted Financing Transactions . . . . . . . . . . . . . . . . . . . . 16
     6F.  Consolidation, Merger, Conveyance, Transfer or Lease . . . . . . . . . . 16


                                          i

                                  TABLE OF CONTENTS (cont'd)

                                                                                  Page
                                                                                  ----

7.   Income Taxation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     7A.  Additional Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     7B.  Supplemental Payments. . . . . . . . . . . . . . . . . . . . . . . . . . 19
     7C.  Payment Dates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     7D.  Interest Rate Adjustment . . . . . . . . . . . . . . . . . . . . . . . . 20
     7E.  Refunds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     7F.  Contest of Disallowance of Section 133 Exclusion . . . . . . . . . . . . 22
     7G.  Request for Qualifying Opinion of Counsel. . . . . . . . . . . . . . . . 24

8.   Company Guarantee and Purchase Obligation . . . . . . . . . . . . . . . . . . 25
     8A.  Guarantee by the Company . . . . . . . . . . . . . . . . . . . . . . . . 25
     8B.  Purchases of Notes by the Company. . . . . . . . . . . . . . . . . . . . 28
     8C.  Issuance of Notes by the Company . . . . . . . . . . . . . . . . . . . . 30
     8D.  Excess Allocation and Note Exchange. . . . . . . . . . . . . . . . . . . 31

9.   Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     9A.  Default; Acceleration. . . . . . . . . . . . . . . . . . . . . . . . . . 32
     9B.  Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     9C.  Rescission of Acceleration . . . . . . . . . . . . . . . . . . . . . . . 37
     9D.  Limited Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

10. Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . 38
     10A. Organization; Corporate Authority. . . . . . . . . . . . . . . . . . . . 38
     10B. Financial Statements; SEC Reports. . . . . . . . . . . . . . . . . . . . 39
     10C. Actions Pending. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     10D. Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     10E. Title to Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     10F. Conflicting Agreements and Other Matters . . . . . . . . . . . . . . . . 42
     10G. Offering of Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     10H. Broker's or Finder's Commissions . . . . . . . . . . . . . . . . . . . . 42
     10I. Margin Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     10J. Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . 43
     10K. Public Utility Holding Company Act . . . . . . . . . . . . . . . . . . . 43
     10L. Governmental Consents, etc.. . . . . . . . . . . . . . . . . . . . . . . 43
     10M. ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     10N. The Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     10O. Representations as to the Trustee. . . . . . . . . . . . . . . . . . . . 46
     10P. Pollution and Other Regulations. . . . . . . . . . . . . . . . . . . . . 47


                                          ii

                                  TABLE OF CONTENTS (cont'd)

                                                                                  Page
                                                                                  ----

11.  Representations of Purchaser. . . . . . . . . . . . . . . . . . . . . . . . . 47

12. Definitions and Accounting Matters, etc. . . . . . . . . . . . . . . . . . . . 48
     12A. Yield-Maintenance Terms. . . . . . . . . . . . . . . . . . . . . . . . . 48
     12B. Other Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     12C. Accounting Terms and Determinations. . . . . . . . . . . . . . . . . . . 63

13. Judicial Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
     13A. Consent to Jurisdictions . . . . . . . . . . . . . . . . . . . . . . . . 63
     13B. Enforcement of Judgements. . . . . . . . . . . . . . . . . . . . . . . . 63
     13C. Service of Process . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
     13D. No Limitation on Service or Suit . . . . . . . . . . . . . . . . . . . . 64

14. Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
     14A. Note Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
     14B. Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
     14C. Consent to Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . 66
     14D. Form, Registration, Transfer and Exchange of Notes; Lost Notes . . . . . 67
     14E. Persons Deemed Owners; Participations  . . . . . . . . . . . . . . . . . 68
     14F. Survival of Representations and Warranties; Entire Agreement . . . . . . 68
     14G. Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . 68
     14H. Disclosure to Other Persons. . . . . . . . . . . . . . . . . . . . . . . 68
     141. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
     14J. Descriptive Headings . . . . . . . . . . . . . . . . . . . . . . . . . . 69
     14K. Satisfaction Requirement . . . . . . . . . . . . . . . . . . . . . . . . 69
     14L. Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
     14M. Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
     14N. Reproduction of Documents. . . . . . . . . . . . . . . . . . . . . . . . 70
     14O. Trustee Liability. . . . . . . . . . . . . . . . . . . . . . . . . . . . 70


PURCHASER SCHEDULE

EXHIBIT A-1  - Form of Note
EXHIBIT A-2  - Amortization of Principal
EXHIBIT B-1  - [Intentionally left blank]
EXHIBIT B-2  - Form of Opinion of Company Counsel
EXHIBIT B-3  - Form of Opinion of Counsel to the ESOT
EXHIBIT B-4  - Form of Opinion of Willkie Farr & Gallagher
EXHIBIT C  - Form of Company Note

                  THE MELVILLE CORPORATION AND SUBSIDIARIES EMPLOYEE
                              STOCK OWNERSHIP PLAN TRUST
                           The Bank Of New York, as Trustee
                                    48 Wall Street
                               New York, New York 10528

                                 MELVILLE CORPORATION
                               3000 Westchester Avenue
                               Harrison, New York 10528

                                                            June 7,1989

To the Purchaser accepting this Agreement on the signature page hereof

Ladies and Gentlemen:

     The undersigned, Melville Corporation, a New York corporation (the "Company"), and the trust established by the Melville Corporation and Subsidiaries Employee Stock Ownership Plan Trust Agreement (the "ESOT") of the Melville Corporation and Subsidiaries Employee Stock Ownership Plan, an employee stock ownership plan under section 407(d)(5) of ERISA and Section 4975(e) of the Code (the "Plan"), hereby agree with you as follows:

     1. AUTHORIZATION OF NOTES. The ESOT will authorize the issuance, sale and delivery of $357,500,000 aggregate principal amount of its 8.60% ESOP Notes (herein, together with any such notes that may be issued pursuant to any provision of this Agreement and any such notes that may be issued hereunder in substitution or exchange therefor, collectively called the "Notes" and individually called a "Note") to be dated the date of issue thereof, to bear interest on the unpaid principal balance thereof from the date thereof until the principal balance thereof shall become due and payable at the rate of 8.60% per annum (subject to the provisions of paragraph 7) and on overdue principal, premium and interest at the rate specified therein, which Notes, when issued, sold and delivered pursuant to this Agreement, will be substantially in the form of Exhibit A-1. Interest on the Notes will be payable on December 31, 1989, October 31, 1990, October 31, 1991 and October 31, 1992 and December 31, 1993 and each December 31 thereafter until the principal amount of the Notes shall have been paid in full and will be computed based on a 360-day year comprised of 12 months of 30 days each.

     Certain capitalized terms used in this Agreement are defined in paragraph 12; references to a paragraph are, unless otherwise specified, to one of the paragraphs of this Agreement and references to an "Exhibit" are, unless otherwise specified, to one of the exhibits attached to this Agreement.

     2. PURCHASE AND SALE OF NOTES; CLOSING. The ESOT hereby agrees to sell to you and, subject to the terms and conditions herein set forth, you agree to purchase from the ESOT, Notes in the principal amount set forth opposite your name in the Purchaser Schedule attached hereto, in the form of one or more Notes registered in your name or that of your nominee, as you shall request, and in such denominations as you shall request, for an aggregate purchase price of 100% of the principal amount thereof.

     The issuance, sale and delivery of the Notes to be purchased by you shall take place at 10:00 A.M., New York time, on June 23, 1989, at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York, or on such other date as the Company, the ESOT, you and the Other Purchasers may agree (the "Closing"). At the Closing, the ESOT will deliver to you the Notes to be purchased by you, against payment of the purchase price therefor (and fulfillment of the requirements of paragraph 3H as to the Other Purchasers) by wire transfer of immediately available funds to The Bank of New York, as Trustee (ABA No. 021000018) for credit to the account of Melville Corporation and Subsidiaries Employee Stock Ownership Trust. If at the Closing the ESOT shall fail to tender to you the Notes to be purchased by you as provided above in this paragraph 2, or any of the conditions specified in paragraph 3 shall not have been satisfied or waived by you, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights you may have by reason of such failure or such non-fulfillment.

     Concurrently with the execution and delivery of this Agreement, the ESOT and the Company are entering into other Note Purchase Agreements (herein called the "Other Note Agreements") identical to this Agreement (except as to the identity of the purchaser and the principal amount of Notes to be purchased) with the other purchasers (herein called the "Other Purchasers") named in the Purchaser Schedule attached hereto. The sale of the Notes to you and to the Other Purchasers are to be separate and several sales.

     3. CONDITIONS TO CLOSING. Your obligation to purchase and pay for the Notes to be purchased by you at the Closing is subject to the satisfaction or waiver, prior to or simultaneously and concurrently with the Closing, of the following conditions:

     3A. OPINIONS OF COUNSEL. You shall have received from (i) Davis Polk & Wardwell, counsel for the Company, a favorable opinion satisfactory in form and substance to you in your sole discretion, (ii)(a) the General Attorney or

Assistant General Attorney of the Company, (b) Winthrop, Stimson, Putnam & Roberts, counsel to the ESOT and (c) Willkie Farr & Gallagher, your special counsel in connection with the transactions contemplated by this Agreement, favorable opinions substantially in the forms set forth in Exhibits B-2, B-3 and B-4, respectively, each dated the date of the Closing and addressed to you. To the extent that any opinion referred to above in this paragraph 3A is rendered in reliance upon the opinion of any other counsel, you shall have received a copy of the opinion of such other counsel, dated the date of the Closing and addressed to you, or a letter from such other counsel, dated the date of the Closing and addressed to you, authorizing you to rely on such other counsel's opinion.

     3B. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties of the ESOT and the Company contained in this Agreement shall be true when made and at the time of the Closing in all material respects, and there shall exist at the time of the Closing and after giving effect to the transactions contemplated hereby, no Event of Default, Default, Purchase Event or ESOT Event. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, to all such effects and further as to the satisfaction of the conditions (other than any condition that any matters or documents be in form and substance satisfactory to you) set forth in paragraph 3D and the ESOT shall have delivered to you a certificate, dated the date of the Closing, to the same effect as such Officer's Certificate, but limited to matters pertaining to the ESOT.

     3C. PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Notes to be purchased by you on the date of Closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the ESOT) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T, U or X of the Board of Governors of the Federal Reserve System) or result in a violation of any order of any court or governmental body applicable to you (or any of your employees, directors or affiliates) and shall not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation or order, and you shall have received such certificates or other evidence as you may request to establish compliance with this condition.

     3D. ESOT TRANSACTION. Prior to the Closing you shall have received complete and correct copies of the Plan Documents and all other documents and instruments having the legal effect of governing the terms or administration of the Plan or the ESOT, and all the terms and provisions thereof shall be satisfactory to you in form and substance (including schedules and exhibits thereto); all such agreements, documents and instruments shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived except with your prior consent; the Trustee shall have made appropriate determinations satisfactory to you establishing that neither the sale of the Notes to you nor the purchase of the Employer Capital Stock as contemplated by the Stock Purchase Agreement nor the consummation of the transactions contemplated by this Agreement is or will constitute a "prohibited transaction" as such term is defined in section 406 of ERISA or section 4975 of the Code; and the purchase of Employer Capital Stock in the ESOT Transaction shall be duly and validly consummated concurrently with the Closing hereunder. Except as affected by the transactions contemplated hereby, all conditions precedent to the consummation of the transactions contemplated by the Plan Documents shall have occurred, all governmental authorizations, consents, approvals, exemptions or other actions required in connection with such transactions shall have been duly received (except for the determination letter from the IRS described in paragraph 5F) and such transactions shall have been consummated substantially in accordance with the terms of such documents. All material matters relating to the ESOT, including, without limitation, the amount and the deductibility of contributions by the Company to the ESOT, the use and sufficiency of such contributions to pay the Notes and the excludibility of 50% of the interest paid by the ESOT on the Notes from your Federal Gross Income, shall be satisfactory to you.

     3E. COMPLIANCE WITH SECURITIES LAWS. The issuance, sale and delivery of the Notes under this Agreement and of the Employer Capital Stock in the ESOT Transaction shall have complied in all material respects with all applicable requirements of Federal and state securities laws, and you shall have received evidence of such compliance in form and substance reasonably satisfactory to you.

     3F. APPROVALS AND CONSENTS. The ESOT and the Company shall each have duly received all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of all Federal, state and local governmental authorities necessary for the issuance, sale and delivery of the Notes pursuant to this Agreement and of the Employer Capital Stock in the ESOT Transaction ("Approvals and Consents"), and all Approvals and Consents shall be in full force and effect at the time of Closing and shall be effective to permit each such issuance, sale and delivery, and you shall have received such certificates or other evidence as you may reasonably request to establish compliance with this condition.

     3G. PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby, and all documents incident thereto shall be satisfactory in form and substance to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

     3H. SALE OF NOTES TO OTHER PURCHASERS. The ESOT shall, concurrently with your purchase of Notes hereunder, sell to the Other Purchasers the Notes to be purchased by them at the Closing as provided in the Other Note Agreements on terms which are identical to the terms for your purchase hereunder and shall receive payment in full therefor.

     4. PAYMENTS. The Notes shall be subject to payment with respect to the Required Installment Payments specified in paragraph 4A and shall be subject to prepayment under the circumstances set forth in paragraph 4B.

     4A. REQUIRED INSTALLMENT PAYMENTS. The principal amount of the Notes will be due and payable in installment payments, as set forth on Exhibit A-2. Each such installment payment is herein called a "Required Installment Payment". Upon any partial prepayment of Notes pursuant to paragraph 4B, or any partial retirement, purchase or other acquisition of Notes by the ESOT or the Company, its Subsidiaries or Affiliates (whether pursuant to paragraph 4D or paragraph
8), the amount of each subsequent Required Installment Payment applicable to the Notes shall be reduced by an amount equal to the product obtained by multiplying
(x) the aggregate principal amount of the Notes so prepaid, retired, purchased or acquired by (y) a fraction the numerator of which is the amount of such Required Installment Payment and the denominator of which is the unpaid principal balance of the Notes immediately prior to such prepayment, retirement, purchase or acquisition, as the case may be. Each Required Installment Payment shall be allocated and applied to all Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof and shall be set forth in the amortization schedule appended to each Note as provided in Exhibit A-2.

     4B. OPTIONAL PREPAYMENT. The Notes shall be subject to prepayment, at any time in whole, or from time to time in part (in a minimum aggregate principal amount of $1,000,000), at the option of the ESOT, at 100% of the principal amount thereof to be prepaid, together with accrued interest thereon to the prepayment date and the Yield-Maintenance Premium, if any, with respect to the amount so prepaid. Upon any partial prepayment of the Notes pursuant to this paragraph 4B, the principal amount so prepaid shall be allocated to all Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof.

     4C. NOTICE OF PREPAYMENTS. The ESOT shall give each holder of Notes irrevocable written notice of any prepayment of the Notes pursuant to paragraph 4B not less than 30 days prior to the prepayment date, specifying such prepayment date and the principal amounts of the Notes and of the Notes held by such holder to be prepaid on such date and stating that such prepayment is being made pursuant to paragraph 4B, whereupon the principal amount of the Notes to be prepaid, together with interest accrued thereon to the prepayment date and the Yield-Maintenance Premium, if any, with respect to each Note, shall become due and payable on such prepayment date.

     4D. ACQUISITION OR RETIREMENT OF NOTES. The Company will not, and will not permit any of its Subsidiaries or Affiliates to, and the ESOT will not, retire in whole or in part prior to their stated maturity, or purchase or otherwise acquire, directly or indirectly, (other than by payment pursuant to paragraph 4A, prepayment pursuant to paragraph 4B or purchase or exchange pursuant to paragraph 8B, 8C or 8D or upon acceleration pursuant to paragraph 9A), Notes held by any holder unless the Company or such Subsidiary or Affiliate or the ESOT shall have offered in writing to retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. To the extent that any holder of the Notes declines such offer (or shall fail to accept such offer within the time period specified therein, which shall be not less than 10 Business Days), the Company or such Subsidiary or Affiliate or the ESOT may purchase or otherwise acquire Notes (again pro rata and on the same terms as aforesaid) from other holders of Notes. Any Notes retired, purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates or the ESOT shall not be deemed to be outstanding for any purpose under this Agreement.

     5. AFFIRMATIVE COVENANTS. The provisions of this paragraph 5 shall remain in effect from the date hereof and thereafter so long as any Note shall remain outstanding.

     5A. FINANCIAL STATEMENTS AND OTHER REPORTS. The Company covenants that it will deliver to each Significant Holder of a Note in quadruplicate:

               (i) as soon as is practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year commencing with the first such quarter ending after the date of the Closing, consolidated statements of income and of cash flow of the Company and its Subsidiaries for such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form, figures for the corresponding quarter in the preceding fiscal year, all in reasonable detail and certified as complete and correct and prepared in accordance with generally accepted accounting principles by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery of substantially the same financial statement information that is required by a Quarterly Report on Form 10-Q of the Company for such quarterly period as such form is in effect on the date hereof under the Exchange Act shall be deemed to satisfy the requirements of this clause (i);

               (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidated statements of income and of cash flow of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form, corresponding consolidated figures from the preceding annual audited financial statements, all in reasonable detail and reasonably satisfactory in scope to the Required Holder(s), and accompanied by an opinion addressed to the Company of independent public accountants of recognized national standing selected by the Company whose opinion shall be in scope and substance reasonably satisfactory to the Required Holder(s) (it being agreed that the form of opinion included in the Historical Financial Statements is satisfactory); provided, however, that delivery of substantially the same financial statement information that is required by an Annual Report on Form 10-K (including all incorporated documents) of the Company for such fiscal year as such form is in effect on the date hereof under the Exchange Act shall be deemed to satisfy the requirements of this clause (ii);

               (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits), other than on Form S-8 or any similar successor form (except to the extent any such registration statement on Form S-8 relates to any offer or sale of securities held by the
          Plan), and all public reports which it files with the Commission;

               (iv) promptly upon its becoming available and in any event within 30 days after such time as such reports are required to be filed with the IRS, a copy of the annual report of the Plan on Form 5500;

               (v) promptly upon their becoming available, copies of the Annual Report on Form 11-K of the Plan as filed with the Commission;

               (vi) promptly following the Company's obtaining knowledge thereof, a notice of the occurrence of any event that could, in the reasonable judgment of the Company, be expected to give rise to a change in the interest rate applicable to the Notes or the payment of any amount by the ESOT pursuant to paragraph 7;

               (vii) promptly upon receipt thereof by the Company or any of its Subsidiaries, copies of all reports submitted to the Company or any of its Subsidiaries by independent public accountants in connection with each annual, interim or special audit of the books of the Company or any of its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit, but only if such report or letter refers to material weakness in the Company's accounting procedures or controls;

               (viii) with reasonable promptness, such other financial data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested by such Significant Holder.

     Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each holder of Notes an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A, 6B, 6C, 6D and 6E and stating that there exists no Event of Default, Default, ESOT Event or Purchase Event, or, if any Event of Default, Default, ESOT Event or Purchase Event exists, specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each holder of Notes a certificate of such accountants stating that, in conducting the audit necessary to certify such financial statements, they have obtained no knowledge of any Default, Event of Default, ESOT Event or Purchase Event, or, if they have obtained knowledge of any Default, Event of Default, ESOT Event or Purchase Event, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Default, Event of Default, ESOT Event or Purchase Event which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Company also covenants that forthwith upon the chief executive officer, chief operating officer, principal financial officer, principal accounting officer or treasurer of the Company obtaining actual knowledge of any Default, Event of Default, ESOT Event or Purchase Event, it will deliver to each holder of Notes an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

     5B. INSPECTION OF PROPERTY. The Company covenants that it will permit any authorized representative designated by you or any other Significant Holder, at such Significant Holder's expense, to visit and inspect any of the properties of the Company, including its financial and accounting records, and to make copies and take extracts therefrom, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers and, in or outside of the presence of any officers or employees of the Company, with the independent public accountants of the Company, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

     5C. PAYMENT OF TAXES AND CLAIMS. The Company covenants that it will pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all taxes, assessments and governmental charges (including claims of the IRS and the PBGC and claims made at the instance of the PBGC) levied or imposed upon it or its Subsidiaries or upon its or their income, profits or property, except where non-payment would not (either individually or in the aggregate) have a material adverse effect on the Company and its Subsidiaries taken as a whole or the ability of the Company to perform and satisfy its obligations under this Agreement, (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon its or its Subsidiaries properties, except where non-payment would not (either individually or in the aggregate) have a material adverse effect on the Company and its Subsidiaries taken as a whole or the ability of the Company to perform and satisfy its obligations under this Agreement and (iii) all required installments under section 412(m) of the Code and all other required payments under section 412 of the Code with respect to any pension plan maintained by the Company or a Code Affiliate; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles.

     5D. CORPORATE EXISTENCE. Subject to paragraph 6F, the Company covenants that it will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the holders of the Notes.

     5E. MAINTENANCE OF PROPERTIES. The Company covenants that it will cause all properties of material value used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this paragraph 5E shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the holders of the Notes.

     5F. DETERMINATION LETTER. The Company covenants that it will promptly (and in no event later than August 31, 1989) apply for, and use its best efforts to obtain and deliver to each holder of Notes as promptly as practicable, a determination letter from the IRS to the effect that the Plan meets the requirements for qualification under sections 401(a) and 4975(e)(7) of the Code and the ESOT meets the requirements for tax exemption under section 501(a) of the Code and that it will comply with any reasonable request from any Indemnitee for assistance in establishing the status of the Plan as an "employee stock ownership plan" under Section 4975(e)(7) of the Code or the status of any Note as a "securities acquisition loan" under section 133 of the Code.

     5G. PLAN EXISTENCE. (a) Unless and until the Board of Directors of the Company shall have determined, by resolution, that it is no longer in the best interests of the Company to maintain the ESOT, each of the Company and the ESOT covenants that it will:

               (i) do all things necessary to comply with the requirements for an "exempt loan" to the ESOT as defined in Treasury Regulation sections 54.4975-7 and 54.4975-11 and the requirements, if any, that may be promulgated from time to time with respect to section 133 of the Code;

               (ii) do all things necessary to maintain and keep in full force and effect the Plan as an "employee stock ownership plan", within the meaning of section 4975(e)(7) of the Code and section 407(d)(6) of ERISA;

               (iii) cause the Plan and the ESOT to be operated and administered at all times and be amended as necessary so as to remain qualified under sections 401(a) and 4975(e)(7) of the Code and the ESOT to remain tax-exempt under section 501(a) of the Code;

          (iv) cause all other actions to be taken which are necessary for the Plan and the ESOT to be in material compliance with all applicable requirements of ERISA including Titles I and II thereof) and the Code and the regulations thereunder as from time to time in effect and applicable to the Plan and the ESOT; and

          (v) take no action to amend or otherwise modify any Plan Document in a manner, or take any other action, that would result in the extension of credit represented by the Notes ceasing to qualify as a "securities acquisition loan" within the meaning of section 133(b) of the Code.

     (b) From and after such time as the Board of Directors of the Company shall have determined that it is no longer in the best interests of the Company to maintain the ESOT, the Company shall forthwith terminate the ESOT in accordance with the requirements of ERISA, the Code, the rules and regulations promulgated thereunder, and all other requirements of law.

     5H. APPLICATION OF PROCEEDS. The Company and the ESOT covenant that the ESOT will apply the entire proceeds of the issuance and sale of the Notes to acquire, at not more than adequate consideration (within the meaning of Section 3(18) of ERISA), Employer Capital Stock from the Company. The ESOT and the Company will furnish to you, if required in connection with your purchase of the Notes hereunder, a statement in conformity with applicable margin requirements of the Federal Reserve under Regulation G or U.

     6. NEGATIVE COVENANTS. The provisions of this paragraph 6 shall remain in effect from the date hereof and thereafter so long as any Note shall remain outstanding.

     6A. RESTRICTIONS ON SENIOR FUNDED DEBT. The Company may not, nor may it permit any Restricted Subsidiary to, create, issue, incur, assume or guarantee any Senior Funded Debt (otherwise than in connection with renewals, extensions or refundings of Senior Funded Debt at the time outstanding which do not increase the aggregate outstanding principal amount thereof) or sell, transfer or otherwise dispose of any Senior Funded Debt of a Restricted Subsidiary, unless, after giving effect thereto and to the retirement of any Senior Funded Debt to be retired substantially concurrently therewith, the aggregate amount of Senior Funded Debt of the Company and its Restricted Subsidiaries outstanding, determined on a consolidated basis, is less than or equal to 50% of Long-Term Capitalization of the Company and its Restricted Subsidiaries.

     6B. RESTRICTIONS UPON SECURED DEBT. Except as expressly permitted by paragraph 6E, the Company will not, nor will it permit any Restricted Subsidiary to, create, issue, incur, assume or guarantee any Debt secured by a Mortgage upon any Principal Property of the Company or any Restricted Subsidiary or on any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness is now owned or hereafter acquired); without, in any such case effectively providing, concurrently with the issuance, assumption or guarantee of any such Debt, that the Company's obligations under paragraph 8 (the "Company Obligations") and any outstanding Company Notes (together with, if the Company shall so determine, any other Debt of or guaranteed by the Company or such Restricted Subsidiary then existing or thereafter created ranking equally with the Company Obligations) shall be secured equally and ratably with such Debt provided, however, that the foregoing restrictions shall not apply to:

         (i) Mortgages on property, shares of stock or indebtedness existing at the time of the acquisition thereof by the Company or such Restricted Subsidiary;

         (ii) Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the property of a corporation or an operating division thereof as an entirety or substantially as an entirety by the Company or a Restricted Subsidiary;

         (iii) Mortgages on property, shares of stock or indebtedness of (or guaranteed by) any corporation existing at the time such corporation becomes a Restricted Subsidiary;

         (iv) Mortgages securing Debt of a Restricted Subsidiary owing to the Company or to another Restricted Subsidiary;

         (v) Mortgages on property (not to exceed the fair market value of such property) to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by the Company or a Restricted Subsidiary or to secure any Debt incurred or guaranteed by the Company or a Restricted Subsidiary, or as to which a binding commitment to lend has been secured by the Company or such Restricted Subsidiary, prior to, at the time of, or within 12 months after the later of the acquisition, completion of construction development, substantial repair, alteration or improvement of the property, or commencement or placing in operation of such property, which Debt is incurred or guaranteed for the purpose of financing all or any part of the purchase price thereof or construction; development, substantial repair, alteration or improvement thereof; provided, however, that in the case of any such acquisition, construction or improvement the Mortgage shall not apply to any property theretofore owned by the Company or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

          (vi) liens for taxes, assessments or governmental charges or levies not yet delinquent or which are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles.

          (vii) liens of mechanics, materialmen and warehousemen and other mortgages incidental to the conduct of the business of the Company and its Subsidiaries or the ownership of its or their property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the aggregate, materially detract from the value of such property or assets or materially impair the use thereof in the operation of such business.

          (viii) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in the foregoing clauses (i) to (vii), inclusive; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or part of the property encumbered by the Mortgage so extended, renewed or replaced (plus improvements and construction on such property).

     6C. RESTRICTIONS UPON SALE AND LEASEBACK TRANSACTIONS. Except as expressly permitted by paragraph 6E, and except for any transactions which, if recast in the form of a secured loan, would be permitted by the provisions of paragraph 6B, the Company will not, nor will it permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, whether such Principal Property is now owned or hereafter acquired (except for Sale and Lease-Back Transactions that involve leases for a term, including renewals, of not more than three years, and except for Sale and Lease-Back Transactions that involve leases between the Company and a Restritcted Subsidiary or between Restricted Subsidiaries), if the purchaser's commitment in respect thereof is obtained more than 12 months after the later of the acquisition or completion or the placing in operation of such Principal Property as acquired, constructed or developed or substantially repaired, altered or improved, unless the Company shall apply an amount in cash equal to the greater of (i) the net proceeds, or (ii) the fair value (as determined by the Company's Board of Directors) of such Principal Property to the retirement (other than any mandatory retirement or by way of payment at maturity), within 180 days of the effective date of any such Sale and Leaseback Transaction, of Senior Funded Debt of the Company or any Restricted Subsidiary (other than Debt owned by the Company or any Restricted Subsidiary); provided, however, that the amount to be applied to such retirement of Senior Funded Debt shall be reduced by an amount equal to the principal amount, of other Senior Funded Debt voluntarily retired by the Company within 180 days after the effective date of such Sale and Lease-Back Transaction, excluding in each case retirements pursuant to mandatory sinking fund or prepayment provisions and payments at maturity.

     6D. RESTRICTIONS ON FUNDED DEBT OF RESTRICTED SUBSIDIARIES. Except as expressly permitted by paragraph 6E, the Company will not permit any Restricted Subsidiary to create, issue, incur, assume or guarantee any Senior Funded Debt other than Funded Debt (i) secured by a Mortgage permitted under any of clauses
(i) through (viii) of Section 6B, (ii) of a corporation existing at the time such corporation is merged into or consolidated with, or sells or otherwise transfers substantially all its assets (or those of a division thereof) to, a Restricted Subsidiary, (iii) of a corporation existing at the time such corporation first becomes a Restricted Subsidiary or (iv) held by the Company or another Restricted Subsidiary, and except for any extension, renewal or replacement of any Senior Funded Debt referred io in clauses (i) through (iv) of this paragraph 6D, provided that the aggregate principal amount thereof or the aggregate preference on involuntary liquidation thereof, as the case may be, shall not be increased. The Company may not, and may not permit any Restricted Subsidiary to sell or transfer (except to the Company or a Restricted Subsidiary) any Senior Funded Debt of a Restricted Subsidiary, other than Senior Funded Debt secured by a Mortgage permitted under any of clauses (i) through
(viii) of paragraph 6B or in a transaction otherwise permitted by paragraph 6E.

     6E. PERMITTED FINANCING TRANSACTIONS. Notwithstanding anything to the contrary contained in Sections 6B, 6C and 6D, the Company and its Restricted Subsidiaries may (i) create, issue, incur, assume or guarantee Debt secured by a Mortgage in addition to the Mortgages permitted by clauses (i) through (viii) of paragraph 6B, (ii) enter into Sale and Leaseback Transactions without applying funds to the retirement of Senior Funded Debt as provide in paragraph 6C, and
(iii) permit Restricted Subsidiaries to create, issue, incur, assume, suffer to exist or guarantee Senior Funded Debt in addition to Senior

Funded Debt permitted by clauses (i) through (iv) of Section 6D if the aggregate amount of all Debt secured by Mortgages, Attributable Debt in respect of Sale and Leaseback Transactions and Senior Funded Debt, in each case permitted by clauses (i), (ii) and (iii) of this paragraph 6E, does not exceed 10% of the Long-Term Capitalization of the Company and its Restricted Subsidiaries, as computed as of the time of becoming liable with respect to such obligation.

     6F. CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE. (i) The Company shall not consolidate with or merge into any other corporation or sell, convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:

     (a) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the holders of the Notes, the due and punctual performance of the obligations and covenants of the Company hereunder; and

     (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, (1) no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and (2) paragraph 6A shall permit the incurrence by the Company of no less than $1.00 of additional Senior Funded Debt; and

     (c) in the case of a sale, conveyance, transfer or lease of assets, the Company shall have received full and fair consideration as determined by the Board of Directors of the Company by resolution for the properties or assets so sold, conveyed, transferred or leased.

     (ii) Upon any consolidation by the Company with or merger by the Company into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with paragraph 6D(i), the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement (including, without limitation, those provided for in paragraph 8) with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Agreement.

     7. INCOME TAXATION.

     7A. ADDITIONAL PAYMENTS. In the event that at any time (whether before or after payment of the Notes) a Gross-Up Event shall occur with respect to any Indemnitee, the ESOT will pay to such Indemnitee as additional interest in immediately available funds at the time or times specified in paragraph 7C:

          (i) an amount equal to the excess of:

     (a) the amount of interest which would have been payable on the unpaid principal amount of such Indemnitee's Note during the Additional Payment Period if such Note had borne interest at a rate per annum equal to the Gross-Up Rate (appropriately reduced if the amount of interest on such Indemnitee's Note included in its Federal Gross Income shall exceed the Inclusion Rate but shall be less than 100%) over

     (b) the amount of interest actually paid or payable under the terms of such Indemnitee's Note during the Additional Payment Period (excluding any additional interest on overdue amounts paid or payable as provided in the Notes); and

          (ii) the sum of

     (a) the amount of any interest and of any penalties, additions to tax and additional amounts payable under the Code (such penalties, additions to tax and additional amounts being referred to as "Additions to Tax") which are deductible for Federal income tax purposes and are payable (or have been paid) to the United States by the Indemnitee as a consequence of the failure to include more than the Inclusion Rate of the interest referred to in paragraph 7AW(b) in the Federal Gross Income of such Indemnitee, and

     (b) an amount which, after giving effect to all taxes attributable to the inclusion of such amount in the Federal Gross Income of such Indemnitee (such taxes to be calculated at the maximum statutory rate, applicable to such Indemnitee during the relevant taxable period, after taking into account deductions attributable to the imposition of Federal taxes), shall be equal to the amount of any interest or Additions to Tax which are not deductible for Federal income tax purposes and which are payable (or have been previously paid) to the United States by the Indemnitee as a consequence of the failure to include more than the Inclusion Rate of the interest referred to in paragraph 7A(i)(b) in the Federal Gross Income of such Indemnitee;

provided, however, that as to any Gross-Up Event, no payment shall be required pursuant to paragraph 7A(ii) on account of any interest and Additions to Tax with respect to periods after all amounts due under paragraph 7A have been paid with respect to such Gross-Up Event.

     7B. SUPPLEMENTAL PAYMENT S. (a) In the event that at any time (whether or not any Notes remain outstanding) a Change of Law shall occur with respect to any Indemnitee, the ESOT will pay to such Indemnitee as additional interest in immediately available funds at the time or times specified in paragraph 7C an amount with respect to the applicable Supplemental Payment Period which, after giving effect to all taxes attributable to the inclusion of such amount in Federal Gross Income of such Indemnitee shall be equal to any new or additional Federal tax related to the acquisition, ownership or disposition of such Indemnitee's Note which arises (and for this purpose tax arises, among other events, as a result of a reduction in any Tax Allowance) as a result of such Change of Law (all such Federal taxes to be calculated at the maximum statutory rate applicable to such Indemnitee) and adjusted to reflect any increased deductions or credits available to the Indemnitee related to the acquisition, ownership or disposition of such Indemnitee's Note which arise as a result of such Change of Law.

     (b) Rules Governing Alternative Minimum Tax. If the alternative minimum tax is amended to classify any portion of the Statutory Exclusion as a "preference" or "adjustment (excluding preferences or adjustments relating to sections 56(f) and 56(g) of the Code, and successor provisions), the following rules shall apply. The amount payable to the Indemnitee under this Section 7B shall equal the product of (A) the lesser of (i) the AMT Increase and (ii) the AMT Liability multiplied by (B) the Proration Fraction. For this purpose, the following definitions shall apply:

     "AMT Increase" = Preference Increase x 20% Rate x Total Section 133 Exclusions.

     7C. PAYMENT DATES. (i) If the ESOT becomes obligated to make payments to any Indemnitee pursuant to paragraph 7A, the Indemnitee shall from time to time notify the ESOT and the Company of the amount that is payable in respect of such portion of the Additional Payment Period (a) as had elapsed prior to the occurrence of a Gross-Up Event, which amount shall be due and payable (1) in the case such notice is given prior to payment in full of the Notes, on the first date thereafter on which any interest on the Notes is due and payable (or, if later, 10 days after the date of such notice), or (2) in the case such notice is given after payment in full of the Notes, within 10 days after the date of such notice, and (b) as had elapsed on and after the occurrence of a Gross-Up Event, which amount will be payable on each date thereafter on which any interest on the Notes is due and payable (each notice under this clause (b) shall be given at least 10 days prior to such interest payment date) provided, however, that if the Gross-Up Event occurs solely as a result of the occurrence of the event described in clause (b)(i) of the definition of Gross-Up Event, the ESOT and the Company may elect not to make any payments due hereunder during the period of any contest under paragraph 7F, unless the Indemnitee makes a payment (including reducing any available refund, offset or credit otherwise available) of the increased Federal tax arising from the Gross-Up Event, in which event the amount of such increased Federal tax (including any interest and Additions to Tax) shall be paid by the ESOT to the Indemnitee promptly upon its receipt of notice of such payment from the Indemnitee.

     (ii) If the ESOT becomes obligated to make payments to any Indemnitee pursuant to paragraph 7B, such Indemnitee shall notify the ESOT and the Company
(a) of the amount that is payable in respect of such portion of the Supplemental Payment Period as had elapsed prior to the date such notice is given, which amount shall be due and payable within 10 days after the date of such notice, and (b) at least annually, of the amount that will be payable on such date or dates thereafter as set forth in such notice (each of which shall be at least 10 days after the date of such notice), which amount shall become due and payable on the dates specified.

     (iii) The computation of any amount payable under paragraph 7A, 7B, 7D or 7E shall be made in good faith by the Indemnitee and shall be explained in writing to the ESOT and the Company, but neither the ESOT nor the Company shall have any right to examine the Indemnitee's Federal income tax returns or any other returns, documents or records of the Indemnitee. At the Company's or the ESOT's request and at the Company's expense, the Indemnitee will cause the Indemnitee's independent auditors to review such computation and certify to the Company or the ESOT, as the case may be, that such computation is accurate in all material respects.

     (iv) If the ESOT shall fail to pay any amount payable under paragraphs 7A or 7B on the due date pursuant to this paragraph 7C, the ESOT shall also pay, to the extent lawful, interest on such unpaid amount at the rate payable on overdue payments of principal on the Notes, as set forth therein.

     7D. INTEREST RATE ADJUSTMENT. In the event that at any time after the date hereof there is for any reason a change in the Federal Tax Rate or the Inclusion Rate, then, in that event, the interest rate on the Notes held by each Qualified Holder shall be automatically adjusted (but not higher than the Gross-Up Rate nor lower than Fully Tax-Exempt Rate), effective as of the effective date of change for each such change, to the rate per annum determined by multiplying the original interest rate applicable to the Notes by the Adjustment Fraction. Each Qualified Holder shall determine the adjusted interest rate on its Notes in accordance with the foregoing, subject to the procedures described in paragraph 7C(iii). The ESOT unconditionally promises to pay interest on such Notes from the date of each such change at the rate as so adjusted from time to time. If for any reason (e.g., a retroactive effective date) the effective date of change for any such change is prior to one or more payment dates for which payments were due and payable on such Notes, adjustments to payments are required under this paragraph 7D, (i) the ESOT shall promptly upon demand by such Qualified Holder pay the amount by which interest computed at such rate or rates exceeds the amount of interest actually theretofore paid by the ESOT on the Notes or
(ii) such Qualified Holder shall promptly upon demand for refund by the ESOT pay the amount by which the interest computed at such rate or rates is exceeded by the amount of interest theretofore paid by the ESOT on the Notes.

     7E. REFUNDS. (i) If the ESOT or the Company shall make any payment to any Indemnitee pursuant to paragraph 7A or 7B and such Indemnitee shall thereafter receive a refund, offset or credit of tax of Federal Tax for any taxable year to which such payment related in respect of a claim that part of the interest on the Notes to which such payment related was excludable from its Federal Gross Income (or if it is otherwise subsequently determined that payments pursuant to paragraph 7A or 7B exceeded the amounts necessary to compensate the Indemnitee for a Gross-up Event or Change of Law, in which event, for purposes of this paragraph 7E(i), the Indemnitee shall be treated as receiving a refund in the amount of such excess) such Indemnitee shall pay to the ESOT or the Company, as the case may be, the sum of:

     (a) an amount equal to the amount previously paid to such Indemnitee pursuant to paragraph 7AM or 7B with respect to the interest on such Notes for such taxable year to which such claim for refund, offset, or credit related (the "Disputed Interest") multiplied by a fraction the numerator of which is the amount of the refund or credit received of tax paid with respect to the Disputed Interest and the denominator of which is the amount of tax paid by such Indemnitee with respect to such Disputed Interest; and

     (b) the amount of any refunded, offset or credited interest or Additions to Tax that had been paid with respect to such Disputed Interest and with respect to which such Indemnitee had been paid pursuant to paragraph 7A(ii) or 7B.

For purposes of this paragraph 7E(i), in the caise of a Gross-Up Event occurring solely as a result of the failure to provide a Qualifying Opinion of Counsel, the Indemnitee shall be treated as receiving a refund if and when it files a federal income tax return excluding interest on the Indemnitee's Note, in an amount equal to the portion of the amount paid pursuant to paragraph 7A that was determined with reference to the interest excluded on the return.

     (ii) If the ESOT or the Company shall make any payment to an Indemnitee pursuant to paragraph 7B and if, in the Federal income tax return of such Indemnitee or after any adjustment of such return, the amount of the Tax Allowance or other amount by reference to which the amount of the supplemental payments is determined differs from the amount used to compute the amount of such payment, the ESOT or the Company, as the case may be, shall pay to such Indemnitee promptly on written demand any additional amount computed pursuant to paragraph 7B, and the Indemnitee shall promptly refund to the ESOT or the Company, as the case may be, any excess amount paid pursuant to paragraph 7B, attributable to such difference.

     7F. CONTEST OF DISALLOWANCE OF SECTION 133 EXCLUSION. (i) If an Indemnitee anticipates receiving or actually receives an IRS Notice asserting a claim which, if successful, could result in a Gross-Up Event (an "Exclusion Claim"), the Indemnitee agrees to notify the ESOT and the Company in writing, as promptly as possible, of such Exclusion Claim and provide the ESOT and the Company with any relevant information relating to such Exclusion Claim that may be available to the Indemnitee.

     (ii) The Indemnitee further agrees to contest any Exclusion Claim with diligence and in good faith, including appealing any adverse administrative or judicial determination and seeking a refund with respect to any Exclusion Claim if (in each instance) so requested by the ESOT or the Company; provided, however, that:

     (a) within 30 days after notice by the Indemnitee to the ESOT and the Company of such Exclusion Claim, the ESOT or the Company shall request that such Exclusion Claim be contested;

     (b) prior to the Indemnitee's taking any such requested action (including appealing any adverse decision), the Company (at the expense of the Company and upon the written request of the Indemnitee) shall provide the Indemnitee with an opinion, reasonably satisfactory to the Indemnitee, of nationally recognized counsel, independent of the ESOT and the Company and reasonably satisfactory to the Indemnitee to the effect that there exists a reasonable basis for contesting such Exclusion Claim;

    (c) the Company shall from time to time pay to the Indemnitee within 30 days after receipt by the ESOT and the Company of an itemized written demand therefor and explanation thereof an amount sufficient, on an after-tax basis, to reimburse the Indemnitee for all out-of-pocket expenses that the Indemnitee has incurred in connection with contesting or defending such Exclusion Claim or any appeal thereof, including, without limitation, expert witness, attorneys' and accountants' fees and disbursements; and

    (d) the Indemnitee may, at any time, settle, compromise or otherwise terminate any contest with the consent of the ESOT and the Company, which consent shall not be unreasonably withheld.

    (iii) Sole control over the conduct of any contest under subparagraph (ii) of this paragraph 7F shall be vested in the Indemnitee, but the Indemnitee shall consult with the ESOT, the Company and their counsel regarding all aspects of the contest, and shall consider and act on (or refrain from acting on) in good faith any recommendations of the ESOT, the Company, and their counsel as to conduct of the contest. The right of the Indemnitee to control the conduct of any contest shall not be construed to relieve the Indemnitee of its obligation to contest any Exclusion Claim in accordance with paragraph 7F(ii).

    (iv) Notwithstanding anything to the contrary contained in subparagraph
(i), (ii) or (iii) of this paragraph 7F, the Indemnitee may in its sole discretion settle or compromise any Exclusion Claim, provided the Indemnitee gives the ESOT and the Company notice of its intention to settle or compromise the Exclusion Claim. If, after receiving the notice referred to in the preceding sentence and within 45 days of an agreement between the Company and the Indemnitee on the identity of counsel, the Company provides the Indemnitee with an opinion, reasonably satisfactory to the Indemnitee, of nationally recognized counsel, independent of the ESOT and the Company and reasonably satisfactory to the Indemnitee, that it is more likely than not that the Indemnitee would prevail in litigation with respect to such Exclusion Claim, then, to the extent payment was made by the ESOT or the Company under paragraph 7A, the Indemnitee shall be deemed to have received a refund in the amount of such payment, and shall immediately return such amount to the ESOT or the Company; to the extent payment was not made, the Gross-Up Event giving rise to the disallowance shall be deemed not to have occurred. Alternatively, if the Company provides the

Indemnitee with an opinion, reasonably satisfactory to the Indemnitee, of nationally recognized counsel, independent of the ESOT and the Company and reasonably satisfactory to the Indemnitee, that there is substantial authority (as defined in Section 6661 of the Code) for the position that the Indemnitee would prevail in litigation with respect to such Exclusion Claim, then if the amount paid by the ESOT or the Company exceeds 50% of the amount payable pursuant to paragraph 7A, the Indemnitee shall pay such excess to the ESOT or the Company, as appropriate; and if 50% of the amount payable pursuant to paragraph 7A exceeds the amount paid by the ESOT or the Company, the ESOT or the Company, as the case may be, shall pay the amount of such excess to the Indemnitee in complete accord and satisfaction of its obligations as to such issue under paragraph 7A.

    For purposes of this subparagraph, an opinion will be "reasonably satisfactory" if such opinion considers authorities deemed relevant by such counsel (which will include authorities, which to the knowledge of such counsel are being relied upon by the IRS, such knowledge to include information obtained from discussions which the Indemnitee reasonably requests of such counsel) and does not assume any factual or legal conclusions that are being contested by the IRS (other than legal conclusions as to which such counsel properly opines) provided, however, that such opinion of counsel may rely on factual conclusions (even if contested by the IRS) contained in an opinion letter or appraisal or by a nationally recognized expert independent of the Company and the ESOT and reasonably satisfactory to the Indemnitee.

    7G. REQUEST FOR QUALIFYING OPINION OF COUNSEL. If any Indemnitee determines, in good faith after consultation with independent nationally recognized counsel, that there is a substantial likelihood for any reason whatsoever that any Qualified Holder will be required to include more than that percentage of the interest on the Notes which is equal to the Inclusion Rate in its Federal Gross Income, such Indemnitee shall be entitled to request a Qualifying Opinion of Counsel at the Company's expense with respect to interest on the Notes for a period commencing with the date of issuance of the Notes and continuing through the date of such request or for any lesser period specified in such Indemnitee's request. If such a request is made, such Indemnitee shall supply the counsel rendering such opinion with such information as may be reasonably requested by such counsel in order for it to form a basis for rendering the opinion requested.

    8. COMPANY GUARANTEE AND PURCHASE OBLIGATION.

    8A. GUARANTEE BY THE COMPANY. (i) The Company, in consideration of the execution and delivery of this Agreement, hereby unconditionally and irrevocably guarantees to you (together with your successors and assigns, hereinafter referred to as the "Purchaser") and to the holders from time to time of the Notes, the due and punctual payment of the principal of, premium, if any (including, without limitation, the Yield-Maintenance Premium, if any) and interest on the Notes when and as the same shall become due and payable, whether at the maturity thereof, by acceleration, by notice of prepayment or otherwise, according to the terms thereof and of this Agreement, and the due and punctual payment of any other amounts owing to the Purchaser and to such holders under or in respect of the Notes and all other payment obligations of the ESOT hereunder (including, without limitation, amounts payable by the ESOT pursuant to paragraph 7), whether absolute or contingent, liquidated or unliquidated. In the absence of the due observance and performance by the ESOT of any of its other obligations, undertakings and conditions contained in this Agreement the Company shall use its best efforts, to the extent practicable, to provide reasonably equivalent performance intended to achieve comparable results. If the ESOT shall not punctually pay any such principal, premium (including, without limitation, the Yield-Maintenance Premium, if any), interest or other amounts (regardless of whether the holders of the Notes have recourse against the ESOT), the Company shall make such payment forthwith thereafter. If the Purchaser or any of the holders of the Notes shall have the right to declare any or all of the Notes due and payable (or any such right shall be limited by operation of the last sentence of paragraph 9A or otherwise), and acceleration of the payment of such Notes is stayed, enjoined or otherwise prevented for any reason, including, without limitation, because of the provisions of Treasury Regulation section 54-4975-7 and 54.4975-11, the Company, upon demand therefor, shall pay to the Purchaser and each holder of Notes, the sums which would have been due to the Purchaser and such holders under this Agreement if such acceleration had occurred, all as permitted by applicable law.

    (ii) The Company agrees that its obligations hereunder are absolute and unconditional, irrespective of the validity, regularity or enforceability of, or any change in or amendment to, any Note or this Agreement, the institution or absence of any action to enforce the same, the waiver or consent by the Purchaser or the holder of any Note with respect to the provisions thereof, the obtaining of any judgment against the ESOT or any action to enforce the same, the inability to recover from the ESOT because of any statute of limitations, laches or otherwise or any other circumstance which might otherwise constitute a legal or equitable discharge of or a defense to a guarantor, and that the provisions of this paragraph 8 constitute a guarantee of payment and not of collectibility.



    (iii) The Company hereby unconditionally: (a) waives notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any defaults in respect of the Notes or in the payment of any other amounts due in respect thereof, diligence, protest, presentment, filing of claims with a court in the event of the bankruptcy of the ESOT subject to such filings as may be necessary to protect rights of subrogation, but only at the written instance and expense of the Company), any right to require a proceeding first against the ESOT, or that the ESOT be joined in any proceeding against the Company, any marshalling of assets of the Company or the ESOT, any notice of default with respect to any of the Notes or this Agreement or any other act or omission or thing or delay to do any other act or thing which might in any manner or to any extent vary the risk of the Company or which might otherwise operate as a discharge of the Company; (b) agrees that this guarantee shall remain in full force and effect without regard to, and shall not be affected or impaired by, any invalidity, irregularity or unenforceability in whole or in part of any of the Notes or this Agreement or any of the limitations of liability or payment conditions thereunder which may now or hereafter be caused or imposed in any manner whatsoever; (c) agrees that this guarantee shall not be subject to any counterclaim (other than those which are compulsory in nature), set-off, deduction or defense based upon any claim the Company may have against the ESOT or any holder of the Notes hereunder or otherwise; and (d) agrees that this guarantee shall be discharged only by complete performance of the undertakings in this paragraph 8. Nothing herein is intended to impair any rights of the Company to enforce any rights it may have against any Person by way of a separate proceeding or action.

    (iv) The Company authorizes the Purchaser and the holders of the Notes, without notice or demand to the Company and without affecting its liability hereunder, from time to time (a) to exercise or refrain from exercising any rights against the ESOT or others; and (b) to apply any sums, by whomsoever paid or however realized, to the payment of the principal of, premium, if any, and interest on the Notes and any other obligation hereunder. The Company waives any right to require the Purchaser and the holders of the Notes to proceed against the ESOT or any other Person or to pursue any other remedy available to the Purchaser or to such holders.

    (v) In the event the ESOT fails to observe or perform any of its obligations or undertakings under this Agreement (an "ESOT Default"), the Company will be subrogated and succeed to the rights of the Purchaser and the holders of the Notes which may be asserted against the ESOT by the Purchaser or such holders as a result of any such ESOT Default upon payment or performance of such obligations or undertakings; provided, however, that the Company will not exercise any rights which it may have acquired by way of subrogation under this Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, unless and until all of the obligations, undertakings or conditions then and thereafter to be performed or observed by the ESOT pursuant to the Notes and this Agreement at the time of the Company's exercise of any such right shall have been performed, observed or paid in full by the ESOT or the Company. In the event that the Company receives any payment on account of such subrogation rights, it shall promptly apply such payment to the extent of its obligations hereunder. In the event that the Company pays or causes to be paid all amounts due under any of the Notes, the Purchaser or holder will assign and transfer such Notes to the Company or its designee. In no event shall such subrogation grant to the Company any right or power with respect to the ESOT which it is forbidden to exercise pursuant to ERISA or the Code or the regulations thereunder including but not limited to Treasury Regulation sections 54.4975-7 and 54.4975-11.

    (vi) This guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or a part thereof, of the principal of, Yield Maintenance Premium, if any, or interest on any of the Notes or of any other obligations guaranteed hereby is rescinded or must otherwise be restored or returned by the Purchaser or any subsequent holder of Notes upon the insolvency, bankruptcy or reorganization of the ESOT, or otherwise, all as though such payment has not been made.

    (vii) The Company may at any time elect to pay or otherwise perform any obligation of the ESOT under this Agreement or in respect of the Notes, which shall operate as a discharge and release of the ESOT from such obligation to the Purchaser or any subsequent holders of the Notes (but not to the Company as subrogee or as a successor Noteholder), provided that no such election shall release the ESOT from any of its other obligations hereunder and under the Notes.

    8B. PURCHASES OF NOTES BY THE COMPANY. (i) At any time after the occurrence of a Purchase Event or, subject to the provisions of paragraph 8C, an ESOT Event, and prior to the expiration of the later of (x) 90 days after receipt of an Event Notice (as defined in subparagraph (iii) below) relating thereto and
(y) 15 days after receipt of an Other Holder Notice (as defined in subparagraph
(iii) below), but in no event later than one year after receipt of such Event Notice, any holder of a Note may deliver a notice to the Company (a) stating that it is electing to exercise its right to require the purchase by the Company pursuant to this paragraph 8B of the Notes then held by it (a "Purchase Notice") and (b) specifying the date on which, subject to the provisions of paragraph 8B(iv), if applicable, such purchase shall occur (which date shall not be less than 25 nor more than 35 days after the date on which such holder shall have delivered such Purchase Notice to the Company), and in any such event the Company, on such specified date, shall purchase or cause to be purchased the Note or Notes then held by such holder, without recourse, representation or warranty (other than as to the holder's full right, title and interest free of any adverse claim in such Note or Notes), and, subject to the provisions of paragraph

8B(iv), such holder shall sell such Note or Notes to or at the direction of the Company at a price, payable in immediately available funds by wire transfer to the accounts specified pursuant to paragraph 14A or to such other account as may be specified in such notice, equal to the then outstanding principal amount thereof, together with interest accrued on such principal amount to the date of purchase, plus a premium equal to the Yield-Maintenance Premium, if any, with respect to each Note purchased.

    (ii) If either or both of Moody's or Standard & Poor's is not providing public ratings of Unsupported Company Debt, the Company may (subject to the approval of the Required Holder(s)) substitute another rating agency or other rating agencies of national reputation for Moody's and/or Standard & Poor's for the purpose of determining, by reference to the public ratings of two such rating agencies (which shall include Moody's or Standard & Poor's if one of them is providing public ratings of Unsupported Company Debt), whether the Company shall be obligated pursuant to subparagraph (i) of this paragraph 8B to purchase such holder's Note or Notes. If no rating agency of national reputation is providing public ratings of the Unsupported Company Debt, any holder of a Note may request that the Company obtain from each of Moody's and Standard & Poor's a private credit rating for the Unsupported Company Debt for the purpose of determining, by reference to the ratings of two such rating agencies, whether the Company shall be obligated pursuant to subparagraph (i) of this paragraph 8B to purchase such holder's Note or Notes. Upon receipt of any such request, the Company shall promptly, and in any event within 10 days after receiving such request, notify each other holder of a Note of such request and use its best efforts to obtain as promptly as practicable from each of Moody's and Standard Poor's (or, if either of them declines to provide a private credit rating, the other of them and one other rating agency of national reputation, and if both of them so decline, two other rating agencies of national reputation (subject to the approval of the Required Holders)) a private credit rating for such purpose. If the Company does not have any Unsupported Company Debt, the determination of whether the Company shall be obligated pursuant to subparagraph (i) of this paragraph 8B to purchase any holder's Note or Notes shall be made as aforesaid, but by reference to a credit rating of the Notes instead of Unsupported Company Debt. If the Company is required pursuant to this subparagraph (ii) of this paragraph 8B to seek a private credit rating and fails to obtain such private credit rating within 90 days of any holder's request therefor, such rating shall be deemed to be less than Baa3 or BBB- (or any comparable rating then in existence). In the event another rating agency of national reputation is substituted for Moody's or Standard & Poor's, such determination shall be made by reference to the rating of such substituted agency that is most nearly comparable to Baa3 of Moody's and BBB- of Standard & Poor's (or, in either case, the comparable ratings then in existence).

Suspension of a rating by a rating agency shall be deemed to have the effect of such agency providing no rating.

    (iii) The Company covenants that it will deliver to each holder of a Note promptly, and in any event within 10 days following the occurrence thereof, (a) a notice of any change in the credit rating (whether public or private) of the Unsupported Company Debt or of the Notes (whether or not the Notes at the time benefit from any credit enhancement) by Moody's or Standard & Poor's, respectively, together, in the case of any such change, with a statement of the date of such occurrence and a reasonably detailed description of the facts and circumstances underlying such occurrence known to it, and (b) a notice of the occurrence of a Purchase Event, together with a statement of the date of occurrence of such Purchase Event and a reasonably detailed description of the facts and circumstances underlying such occurrence known to it, and which states that the Company is obligated, upon receipt of a Purchase Notice described in subparagraph (i) of this paragraph 8B, to purchase Notes pursuant to subparagraph (i) of this paragraph 8B (an "Event Notice"). Promptly, and in any event within 5 days following its receipt thereof, the Company will deliver to each holder of a Note a copy of any Purchase Notice received by it pursuant to subparagraph (i) of paragraph 8B of this Agreement or the Other Note Agreements (an "Other Holder Notice").

         (iv) The Company's obligation to purchase Notes pursuant to any Purchase Notice given in respect of a Purchase Event shall be suspended for up to 60 days following the occurrence of such Purchase Event during such time as the Company is diligently seeking, and shall have notified each holder of a Note that it is seeking, a credit enhancement of the Notes which the Company reasonably believes will permit the Notes to be rated no less than Aal and AA+ by Moody's and Standard and Poor's, respectively (or, in either case, the comparable ratings then in existence). If, within such 60-day period, such a credit enhancement is legally and validly effected under arrangements to remain in place through the final maturity of the Notes and such ratings are duly obtained and written notice and evidence thereof is delivered to each holder of the Notes, then each Purchase Notice theretofore given in respect of such Purchase Event shall be deemed to be rescinded and of no further force or effect. If, at the end of such 60-day period, such ratings have not been obtained, the Company shall give prompt written notice to each holder of a Note, and the purchase and sale of any Note or Notes pursuant to each outstanding Purchase Notice shall occur on the later of the date specified in such Purchase Notice or the fifth Business Day following the expiration of such 60-day period, or on such other date as the holder of such Note shall specify by written notice to the Company.

    8C. ISSUANCE OF NOTES BY THE COMPANY. The Company may elect to satisfy its obligation to pay for Notes tendered for purchase pursuant to any Purchase Notice in respect of an ESOT Event by delivery to such holder in exchange for such Notes of promissory notes of the Company, substantially in the form of Exhibit C (the "Company Notes"), with a maturity date, in principal amounts and with repayment schedules identical to the Notes so exchanged that were held by such holder together with accrued interest to the date of exchange. Company Notes issued pursuant to this paragraph 8C shall be dated the date of exchange of the Notes and shall bear interest from that date at the Gross-Up Rate. The holders of Company Notes shall be entitled to all of the benefits of this Agreement (other than the provisions of paragraph 7). Upon and after issuance of the Company Notes (whether pursuant to this paragraph 8C or pursuant to paragraph 8D), references to "Notes" herein shall be deemed to also include the Company Notes, except that the provisions of paragraph 7 shall not be applicable to the Company Notes. The issuance of Company Notes as aforesaid to any holder is subject to the satisfaction or waiver by such holder of each of the following conditions (the "Company Note Conditions"):

    (i) no Event of Default or Default or Purchase Event shall have occurred and be continuing and paragraph 6A shall permit the incurrence by the Company of no less than $1.00 of additional Senior Funded Debt;

    (ii) the Company Notes shall be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and the application of general equitable principles;

    (iii) the Company, at its expense, shall have delivered an opinion of counsel of national reputation addressed to the holders of the Notes to be exchanged for Company Notes and satisfactory to such holders to the foregoing effects and covering such other matters as may be reasonably requested by such holders;

    (iv) the representations and warranties of the Company contained in this Agreement (other than those specifically relating to the ESOT) shall be repeated and true in all material respects as of the date of the Company's election to require such exchange and upon consummation of such exchange (except as otherwise specified in writing by the Company to such holder); and

    (v) the Company shall have reimbursed and shall have agreed in writing in an instrument satisfactory in form and substance to such holder to hold harmless such holder on an after-tax basis (as determined in good faith by such holder) for all taxes applicable to, or incurred in respect of, such exchange.

    If any of the conditions set forth above shall not be met to the satisfaction to such holder (or if any of the exceptions described in clause
(iv) above shall be unacceptable to such holder) the Company shall pay for the Notes specified in such Purchase Notice in cash as provided in paragraph 8B.


    8D. EXCESS ALLOCATION AND NOTE EXCHANGE. (i) In the event an Excess Allocation shall exist with respect to the Notes, the Company, at its option, may require that Notes having an aggregate principal amount equal to the amount of such Excess Allocation be exchanged by the holders thereof for Company Notes on the terms set forth in this Section (each an "Exchange"). Such Company Notes will be dated the date of such Exchange and will at the option of each holder of a Note subject to Exchange, (a) have a principal amount equal to the principal amount of the Notes so Exchanged, and bear interest at the Gross-up Rate or (b) have a principal amount equal to the principal amount of the Notes so Exchanged plus an amount equal to the Yield-Maintenance Premium at the time of Exchange applicable thereto and bear interest at the rate of 8.60% pet annum. The Company shall provide each Noteholder with no less than 30 days' prior written notice of the date of any proposed Exchange, and each holder of Notes shall specify its election pursuant to paragraph 8D(i)(a) or (b) no less than 5 days prior to the scheduled date of such Exchange.

    (ii) In the case of an Exchange, the Notes (or portions thereof) to be Exchanged shall be selected by the ESOT by prorating the principal amount of the Notes to be Exchanged among the holders of Notes in proportion to the principal amount of the Notes registered in their respective names.

    (iii) The right of the Company to require any Exchange is subject to the satisfaction or waiver by the holder of each of the Company Note Conditions (as well as such holder's satisfaction with any exceptions specified in clause (iv) of such conditions).

    9. EVENTS OF DEFAULT.

    9A. DEFAULT; ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

         (i) default in the payment of any principal (including any Required Installment Payment) of or Yield-Maintenance Premium on any Note when the same shall become due, whether at maturity or at the times specified in paragraph 4A or 4B or otherwise, either by the terms thereof or otherwise as herein provided; or default which shall continue for more than 10 Business Days in the payment of any interest on any Note when the same shall become due; or

         (ii) the Company states or otherwise claims in writing that any of its obligations under paragraph 8 is not enforceable in accordance with its terms; or

         (iii) default in the performance or breach of any covenant of the Company or the ESOT contained in paragraph 7 or 8 or in the last sentence of paragraph 5A and continuance of such default or breach for a period of 15 Business Days after any of the chief executive officer, chief operating officer, principal financial officer, principal accounting officer or treasurer of the Company has obtained actual knowledge of such default or breach; or

         (iv) default in the performance, or breach, of any covenant of the Company or the ESOT in this Agreement (other than as specified in the definition of ESOT Event and other than a covenant default in whose performance or whose breach is elsewhere in this paragraph 9A specifically dealt with), and continuance of such default or breach for a period of 45 days after the earlier of (x) the date the Company shall have given notice thereof to the holders of the Notes pursuant to the last sentence of paragraph 5A and (y) the date there shall have been given to the Company and the ESOT, by the Required Holders, a written notice specifiying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (v) any representation or warranty made by the Company or the ESOT herein or in any writing furnished pursuant to the requirements of paragraph 3 or paragraph 5A or 5B of this Agreement shall be false in any material respect on the date as of which made after the Required Holders have given written notice to the Company and the ESOT of such falsity; or

         (vi) the Company or any Subsidiary defaults in any payment of principal of or interest on any other obligation for money borrowed (or any capitalized lease obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit), other than the Notes, beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement (other than the Other Note Agreements) under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and such default, failure, or other event is not annulled or cured within 15 days after there shall have been given to the Company by the Required Holders a written notice specifying such default and requiring it to be remedied; provided that either (a) the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or as to which such a default, failure or other event shall have caused, given any holder or holders of such obligations the right to cause or given any trustee on behalf of such holders the right to cause, such obligations to become due prior to any stated maturity, exceeds $35,000,000 or (b) such amount exceeds $25,000,000 and the effect of such default, failure or other event is to cause (without any action by or on behalf of the holder or holders of such obligation), or as a result thereof the holder or holders of such obligation (or a trustee on behalf of such holder or holders) shall have caused, such obligation to become due prior to any stated maturity; or

          (vii) the Company or a Sigificant Subsidiary or Significant Group of Subsidiaries makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

          (viii) any decree or order for relief in respect of the Company or any Significant Subsidiary or Significant Group of Subsidiaries is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

          (ix) the Company or any Significant Subsidiary or Significant Group of Subsidiaries petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Significant Subsidiary or Significant Group of Subsidiaries, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a significant subsidiary or Significant Group of Subsidiries) relating to the Company or any Significant Subsidiary or Significant Group of Subsidiaries under the Bankruptcy Law of any other jurisdiction; or

          (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Significant Subsidiary or Significant Group of Subsidiaries and the Company or such Significant Subsidiary or Significant Group of Subsidiaries by any corporate act, consents thereto or acquiesces therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

          (xi) any order, judgment or decree is entered in any proceedings against the Company or any Significant subsidiary or Significant Group of Subsidiaries decreeing the dissolution of the Company or any Significant Subsidiary or Significant Group of Subsidiaries and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xii) any "reportable event" as such term is defined in section 4043 of ERISA occurs in connection with any ERISA Plan or trust created thereunder for which the thirty day notice requirement has not been waived under applicable regulations, or an event occurs requiring the Company or any ERISA Affiliate to provide security to an ERISA Plan under section 401(a)(29) of the Code; any "prohibited transaction" occurs, as such term is defined in section 4975 of the Code or in section 406 of ERISA, in connection with any ERISA Plan or any trust created thereunder; any notice of intent to terminate an ERISA Plan or ERISA Plans is filed under Title IV of ERISA by the Company or any ERISA Affiliate, any ERISA Plan administrator or any combination of the foregoing; any proceedings are instituted by the PBGC to terminate or to cause a trustee to be appointed to administer any ERISA Plan; any partial or complete withdrawal is made by the Company or an ERISA Affiliate from any Multiemployer Plan; any proceedings are instituted by a fiduciary of any ERISA Plan against the Company or any Code Affiliate to enforce section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; the Company or a Code Affiliate fails to make a required installment under section 412(m) of the Code or to pay any amount or amounts which it shall have become liable to pay to the PBGC or to an ERISA Plan under Title IV of ERISA on or before the due date; any application is filed by the Company or a Code Affiliate for a waiver of the minimum funding, standard under section 412 of the Code or section 302 of ERISA; or any "reorganization" (as defined in section 418 of the Code or Title IV of ERISA) of any plan which is a Multiemployer Plan occurs; and each such instance individually, or any two or more such instances in the aggregate, would, in the reasonable judgment of the

     Required Holder(s), more likely than not result in liability of the Company or any Code Affiliate or ERISA Affiliate to the IRS, the PBGC or an ERISA Plan in an aggregate amount exceeding $5,000,000; or

          (xiii) any order, judgment or decree is entered in any proceeding by a court of competent jurisdiction decreeing that the Plan, the ESOT or the ESOT Transaction has not been properly established or consummated, as the case may be (other than as specified in clause (iii) of the definition of ESOT Event), in any material respect, and such order, judgment or decree remains unstayed and in effect for more than 60 days and no appeal is filed by the Company or the ESOT therefrom within 60 days of the time such order, judgment or decree first becomes appealable; or

          (xiv) a final judgment in an amount in excess of $5,000,000 is rendered against the Company or any Significant Subsidiary or Significant Group of Subsidiries and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged;

then (a) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 9A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at the principal amount thereof together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company and the ESOT, and (b) if such event is an Event of Default specified in any other clause of this paragraph 9A, the Required Holder(s) may at its or their option, by notice in writing to the Company and the ESOT, declare all of the Notes to be, and all of the Notes shall thereupon be and become (except that, if such event is an Event of Default specified in clause
(i) of this paragraph 9A with respect to any Note, the holder of such Note may at its option by notice in writing to the Company and the ESOT, declare such Note to be, and such Note shall thereupon be and become) immediately due and payable at the principal amount thereof together with interest accrued thereon and the Yield-Maintenance Premium, if any, with respect thereto without presentment, demand, protest or other notice of, any kind, all of which are hereby waived by the Company and the ESOT, provided that the Yield-Maintenance Premium, if any, with respect to each Note shall be due and payable upon such declaration only if (x) such event is an Event of Default specified in any of clauses (i) to (vii), inclusive and clauses (xii) to (xiv), inclusive (y) the holder or holders making such declaration shall have given to the Company and the ESOT, at least 10 Business Days before such declaration, written notice stating its or their intention so to declare the Notes to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration and (z) one or more of the Events of Default so identified shall be continuing at the time of such declaration. Nothing in this Agreement shall permit (i) a transfer of assets of the ESOT to any Person in excess of the amount permitted under Treasury Regulation Section 54.4975-7(b)(6) or (ii) if a holder of any Note is a disqualified person within the meaning of
Section 4975 of the Code or the Regulations thereunder, the transfer of assets of the ESOT to.such holder except upon the failure of the ESOT to make payment of regularly scheduled payments of principal and interest on such Notes, and then only to the extent of such failure.

     9B. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon you or any other holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     9C. RESCISSION OF ACCELERATION. At any time after any declaration of acceleration of any of the Notes shall have been made pursuant to paragraph 9A by any holder or holders of the Notes and before a judgment or decree for the payment of money due has been obtained by such holder or holders, the Required Holder(s) may, by written notice to the Company and the ESOT and to the other holders of the Notes, rescind and annul such declaration and its consequences, provided that (i) the principal of and interest on the Notes, which shall have become due otherwise than by such declaration of acceleration shall have been duly paid, and (ii) all Events of Default, other than the nonpayment of principal of and interest on the Notes which have become due solely by any such declaration of acceleration, shall have been cured or expressly waived by the Required Holder(s). No rescission or annulment referred to above shall affect any subsequent Default or any right, power or remedy arising out of such subsequent Default.

     9D. LIMITED RECOURSE. Notwithstanding any other provision of this Agreement to the contrary, the only assets of the ESOT that may be given as collateral for the ESOT's obligations under this Agreement and the Notes are the shares of Employer Capital Stock purchased with the proceeds of the sale of the Notes. No person entitled to payment under this Agreement and the Notes shall have any right to assets of the ESOT other than (i) collateral given for the ESOT's obligations under this Agreement and the Notes, (ii) contributions (other than contributions of Company securities) that are made pursuant to the Plan to enable the ESOT to meet its obligations under this Agreement and the Notes, and
(iii) earnings attributable to such collateral and the investment of such contributions. The payments made by the ESOT with respect to this Agreement and the Notes during a calendar year shall not exceed an amount equal to the sum of such contributions and earnings received during or prior to such year less such payments received in prior years.

     10. REPRESENTATIONS AND WARRANTIES. The Company and, in the case of paragraph 100 (other than clause (ii) thereof), the ESOT, as to the ESOT, represent and warrant that:

     10A. ORGANIZATION; CORPORATE AUTHORITY. The Company and each of its Restricted Subsidiaries are corporations duly organized and validly existing in good standing under the laws of their respective states of incorporation; have all requisite power, and have all material governmental licenses, authorizations, consents and approvals, necessary to own their assets and carry on their business as now being conducted, except where the failure to have such power, licenses, authorizations, consents and approvals would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its Subsidiaries taken as a whole; and are qualified to do business in all jurisdictions in which the nature of the business conducted by them makes such qualification necessary and where failure to do so would have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its Subsidiaries taken as a whole. The execution, delivery and performance of this Agreement and the Plan Documents, and compliance with provisions hereof and the consummation of any other transactions contemplated hereby and by the Plan Documents, are within the corporate power of the Company, have been duly authorized by all necessary corporate action and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (subject, as to enforceability, to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and the application of principles of equity.)

     10B. FINANCIAL STATEMENTS; SEC REPORTS. The Company has furnished you with the audited consolidated balance sheets of the Company and its Subsidiaries at December 31, 1988 and December 31, 1987 and the related audited consolidated statements of earnings, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1988 all reported on by Peat Marwick Main & Co. (the "Historical Financial Statements"). The Historical Financial Statements (i) are complete and correct in all material respects, (ii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and (iii) present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries at the dates indicated and their results of operations and cash flows for the periods indicated. The Company has furnished you with the following documents and financial statements: (a) copies of the Company's Annual Report filed with the Commission on Form 10-K for its 1988 fiscal year and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1989 (collectively, the "SEC Reports"), and (b) the Confidential Direct Placement Memorandum submitted to you by The First Boston Corporation, dated April 1989 (together with all schedules and appendices thereto, the "Placement Memorandum"). The SEC Reports have been prepared in conformity with the rules and regulations of the Commission applicable thereto, and, in accordance with such rules and regulations, accurately describe the business conducted by the Company and its Subsidiaries and the properties owned and operated in connection therewith. The Historical Financial Statements, the SEC Reports, the Placement Memorandum and all other documents and reports delivered by or on behalf of the Company to you in connection with the transactions contemplated by this Agreement (which other documents and reports are described in the Company's letter to you dated the date hereof), are herein collectively called the "Disclosure Documents". The Disclosure Documents did not, as of their respective dates, and taken as a whole, and this Agreement does not as of the date hereof contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There is no fact peculiar to the Company which materially adversely affects or in the future would reasonably be expected to (so far as the Company can now foresee) materially adversely affect the business or prospects or the consolidated financial position, shareholders' equity or results of operation of the Company and its Subsidiaries taken as a whole which has not been set forth in this Agreement or in the Disclosure Documents. Neither the Company nor any of its Subsidiaries has sustained since December 31, 1988 any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which is material to the Company and its consolidated Subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Disclosure Documents; and, since the respective dates as of which information is given in the Disclosure Documents, there has not been any material change in the capital stock or long-term or short-term debt of the Company or in any of its Restricted Subsidiaries or in the consolidated capitalization of the Company and its consolidated Subsidiaries, or any material adverse change, or any development which the Company has reasonable cause to believe will involve a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its consolidated Subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Disclosure Documents.

     10C. ACTIONS PENDING. There are no actions or proceedings filed or investigations pending or (to the best knowledge of the Company) threatened against the Company or the ESOT which question the validity or legality of or seek damages in connection with this Agreement or any action taken or to be taken pursuant to this Agreement or any of the transactions contemplated hereby (including the ESOT Transaction) and no order or judgment has been issued or entered restraining or enjoining the Company or the ESOT from the consummation of the transactions contemplated by this Agreement (including the ESOT Transaction) or which affects the ESOT or the Company or any of the ESOT's or the Company's properties or rights, or any of the ESOT's or the Company's affiliates, associates, officers or directors in relation to such matters, nor is there any action or proceeding which involves a significant possibility of an adverse determination which would have any such effect. There are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject other than legal or governmental proceedings which, if determined adversely to the Company and its Subsidiaries, would not in the aggregate have a material adverse effect on the business or prospects or the financial position, shareholders' equity or results of operations of the Company and its Subsidiaries taken as a whole; and no such proceedings are known by the Company to be threatened or contemplated by governmental authorities or threatened by others.

     10D. TAXES. The Company has and each of its Subsidiaries has filed all Federal, State and other income tax returns which are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been recorded on the books of the Company and its Subsidiaries in accordance with generally accepted accounting principles. Federal income tax returns of the Company and its Subsidiaries have been examined and reported on by the taxing authorities or closed by applicable statutes and satisfied for all fiscal years prior to and including the fiscal year ended on December 31, 1986.

     10E. TITLE TO PROPERTY. The Company and its Restricted Subsidiaries have good and marketable title to all real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Disclosure

Documents or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Restricted Subsidiaries; and any real property and buildings held under lease by the Company and its Restricted Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Restricted Subsidiaries.

     10F. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the execution nor delivery of this Agreement, or the Plan Documents, nor the offering, issuance and sale of the Notes or the consummation of the ESOT Transaction, nor fulfillment of nor compliance with the terms and provisions hereof and thereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Mortgage upon any of the material properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement, instrument, order, judgment or decree, to which the Company or any of its Subsidiaries or any of their respective properties is subject. The Company is not a party to, or otherwise subject to any contract or agreement (including its charter) which limits the amounts of, or otherwise imposes restrictions on the incurring of, obligations of the type to be evidenced by its obligations under paragraph 8. The Company does not have outstanding any Debt which is senior in right of payment to the Company's obligations under paragraph 8(a).

     10G. OFFERING OF NOTES. Neither the Company, the ESOT nor The First Boston Corporation (the only Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of Notes, or any similar security of the ESOT) has, directly or indirectly, offered any of the Notes, or any similar security of the ESOT for sale to, or solicited any offers to buy any of the Notes, or any similar security of the ESOT from, or otherwise approached or negotiated with respect thereto with, any Person or Persons other than you, the Other Purchasers and no more than 75 other institutional investors; and neither the Company, the ESOT nor any agent acting on their behalf has taken or will take any action which would subject the issuance or sale of any of the Notes to the provisions of section 5 of the Securities Act or violate the provisions of any securities or Blue Sky law of any applicable jurisdiction.

     10H. BROKER'S OR FINDER'S COMMISSIONS. No broker's or finder's fee or commission will be payable by the Company or the ESOT with respect to the issuance and sale of the Notes or the transactions contemplated hereby except for the fees paid to The First Boston Corporation, and the Company agrees that such fees shall be paid by it and that it will hold you harmless from any claim, demand or liability for broker's or finder's fees or commissions alleged to have been incurred in connection with this transaction.

     10I. MARGIN REGULATIONS. Neither the Company nor the ESOT will, directly or indirectly, use any of the proceeds of the issue and sale of the Notes or otherwise take or permit to be taken any action which would result in the issue and sale of the Notes, or the carrying out of any of the other transactions contemplated hereby or by the ESOT Transaction, being violative of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

     10J. INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     10K. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     10L. GOVERNMENTAL CONSENTS, ETC. No consent, approval or authorization of, or the making of any declaration or filing with, any governmental authority is required as a condition to the valid execution or delivery of this Agreement or the Plan Documents or the consummation of the transactions contemplated hereby and thereby except the filing of the Plan Documents with the IRS as contemplated by paragraph 5F.

     10M. ERISA. (i) Neither the Company nor any ERISA Affiliate has engaged in a transaction in connection with which the Company could be subject to a material liability for either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code.

     (ii) There has been no termination of an ERISA Plan or trust created under any ERISA Plan that would give rise to a material liability to the PBGC on the part of the Company or an ERISA Affiliate. No material liability to the PBGC has been or is expected by the Company to be incurred with respect to any ERISA Plan by the Company or an ERISA Affiliate. The PBGC has not instituted proceedings to terminate any ERISA Plan which is maintained or is to be maintained by the Company or an ERISA Affiliate. There exists no condition or set of circumstances which presents a material risk of termination or partial termination of any ERISA Plan by the PBGC or restoration of any ERISA Plan heretofore terminated. The Company and each Code Affiliate is current with all premiums to the PBGC.

     (iii) Full payment has been made of all amounts which are required under the terms of each ERISA Plan to have been paid as contributions to such ERISA Plan as of the last day of the most recent fiscal year of such ERISA Plan ended on or before the date of this Agreement, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any ERISA Plan or any employee pension benefit plan maintained by the Company or a Code Affiliate. The Company and each Code Affiliate is current with all required installments under section 412(m) of the Code.

     (iv) The current value of the benefit liabilities (as defined in section 4001(a)(16) of ERISA) of each ERISA Plan does not exceed the fair market value of the assets of such ERISA Plan. Neither the Company nor any Code Affiliate is required to provide security to an ERISA Plan or an employee pension benefit plan maintained by a Code Affiliate under section 401(a)(29) of the Code. No lien under section 412(n) of the Code or sections 312(f) or 4068 of ERISA has been or is reasonably expected by the Company to be imposed on the assets of the Company or any ERISA Affiliate.

     (v) Neither the Company nor any ERISA Affiliate has made a complete or partial withdrawal (or a reduction in contribution base units which if continued would result in a partial withdrawal) from a Multiemployer Plan which has resulted in, or is reasonably expected by the Company to result in, a material withdrawal liability.

     (vi) All employee pension benefit plans (as defined in section 3(2) of ERISA) maintained by the Company or an ERISA Affiliate which are intended to be "qualified" are "qualified" under section 401(a) of the Code. All employee benefit plans (as defined in section (3) of ERISA) maintained by the Company or an ERISA Affiliate have been administered substantially in compliance with ERISA and the applicable provisions of the Code. There are no pending issues before the IRS or any court of competent jurisdiction related to the qualification of the Plan except for the filing of the Plan and the ESOT with the IRS as contemplated by paragraph 5F. Neither the Company nor any Code Affiliate has any material liability under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     (vii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not involve any transaction which is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of your representation in paragraph 11 as to the source of funds used to pay the purchase price of the Notes.

     10N. THE PLAN. (i) The Plan is an "employee" stock ownership plan" within the meaning of section 4975(e)(7) of the Code and is qualified under section 401(a) of the Code. The ESOT has been duly constituted in accordance with the Trust Agreement, is validly existing and is tax-exempt under section 501(a) of the Code. The ESOT has all requisite power and authority to own its properties and assets. The execution, delivery and performance of this Agreement and the consummation of the ESOT Transaction by the parties thereto will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not otherwise constitute a violation of, or give rise to any liability under, any other provision of Title I of ERISA or section 4975 of the Code. The Employer Capital Stock constitutes "employer securities" within the meaning of section 409(l) of the Code. The issuance and sale of the Notes hereunder to you by the ESOT qualifies as a "securities acquisition loan" within the meaning of section 133 of the Code and, as a result thereof, 50% of the interest on the Notes is excludible from the gross income of any holder of the Notes for Federal income tax purposes, assuming that such holder is a Qualified Holder.

     (ii) Neither the Plan nor the ESOT has incurred any Debt and, as of the Closing, neither will have incurred any Debt other than Debt represented by the Notes. The Plan and the ESOT have been established by the Company for a valid corporate purpose. The Company has delivered to you true and correct copies of the Plan Documents and all other documents having the legal effect of governing the terms or administration of the Plan and the ESOT. The ESOT Transaction as of the date hereof has been, and after giving effect to the transactions contemplated hereby will be, duly and validly consummated and all Plan Documents are and will be legal, valid, binding and enforceable obligations of the respective parties thereto (subject, as to enforceability, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the application of general equitable principles).

     (iii) It is the present intention of the Company to establish and maintain the ESOT in full force and effect as "an employee stock ownership plan" within the meaning of section 4975(e)(7) of the Code and section 407(d)(b) of ERISA.

     10O. REPRESENTATIONS AS TO THE TRUSTEE. (i) The Trustee has all requisite power and authority to execute and deliver and to perform all of the obligations of the ESOT under this Agreement and the Notes and to carry out the ESOT Transaction; (ii) the execution, delivery and performance by the Trustee of this Agreement and the Notes and the consummation by the ESOT of the ESOT Transaction will not violate any provision of any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Trustee;
(iii) this Agreement constitutes, and the Notes when delivered hereunder will constitute, legal, valid and binding obligations of the ESOT enforceable against the ESOT in accordance with their terms (subject, as to enforceability, to the effect of bankruptcy, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally and the application of principles of equity) and (iv) there are no actions, suits or proceedings pending or, to the best knowledge of the Company or the ESOT, threatened against or affecting the ESOT or its properties before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which (a) draw into question the validity of the Trust Agreement, this Agreement, the Notes or the ESOT Transaction or (b) if determined adversely to the ESOT, would materially adversely affect the ability of the Trustee to perform its obligations under the Trust Agreement or of the ESOT to perform its obligation under this Agreement or the Notes or of any of them to consummate the ESOT Transaction.

     The following representations and warranties are made only by the Trustee in its individual capacity and not by the Company or the ESOT: The Trustee, in its individual capacity, represents and warrants that (1) the Trustee is a New York banking corporation with corporate trust powers duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite power and authority, corporate and otherwise, to conduct its business and to execute and deliver, and to perform all its obligations under, the Trust Agreement; (2) the Trustee is not in default under any provision of any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Trustee or any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Trustee is a party or by which it or its properties are bound or affected, which default would materially affect the ability of the Trustee to perform its obligations under the Trust Agreement; and (3) the execution, delivery and performance by the Trustee of the Plan Documents, this Agreement and the Notes and the consummation by the ESOT of the ESOT Transaction do not and will not violate any provision of the articles of association or by-laws of the Trustee.

     10P. POLLUTION AND OTHER REGULATIONS. Except as otherwise previously disclosed to you in writing, the Company is in compliance in all material respects with all laws and regulations, including, without limitation, those relating to pollution and environmental control, equal employment opportunity and employee safety in all jurisdictions in which it is presently doing business except where the failure to do so would not have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its Subsidiaries taken as a whole.

     11. REPRESENTATIONS OF PURCHASER. You represent, and in making this sale to you it is specifically understood and agreed, that you (i) are an "accredited investor" within the meaning of Regulation 501(a) under the Securities Act, and
(ii) are not acquiring the Notes to be purchased by you hereunder with a view to or for sale in connection with any distribution or public offering thereof within the meaning of the Securities Act, provided that the disposition of your property shall at all times be and remain within your control.

     You also represent that the funds being used by you to pay the purchase price of the Notes being purchased by you hereunder constitute either part of your general asset account (or your general assets if you are not an insurance company) or constitute assets allocated to (i) a separate account (as defined in section 3 of ERISA) which is a "guaranteed contract separate account" (as defined in Department of Labor ("DOL") Prohibited Transaction Exemption 81-82 issued September 18, 1981), in which case you further warrant that all requirements for an exemption under DOL Prohibited Transaction Exemption 81-82 are met with respect to the use of such funds to pay the purchase price of the Notes; (ii) a collective investment fund (as defined in section IV of DOL Prohibited Transaction Exemption 80-51 issued July 21, 1980) maintained by you, in which case you further warrant all requirements for an exemption under DOL Prohibited Transaction Exemption 80-51 are met with respect to use of such funds to pay the purchase price of the Notes; or (iii) an investment fund (as defined in Part V of DOL Prohibited Transaction Exemption 84-14, issued March 13, 1984), in which case you further warrant-that all requirements for an exemption under DOL Prohibited Transaction Exemption 84-14 are met with respect to the use of such funds to pay the purchase price of the Notes.

     12. DEFINITIONS AND ACCOUNTING MATTERS, ETC. As used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meanings when used in the plural and vice versa):

     12A. YIELD-MAINTENANCE TERMS.

     "AMT Liability" shall mean the amount of the addition to the Indemnitee's Federal income tax liability determined under Section 55(a) of the Code.

     "Annualized Reinvestment Yield" shall mean the yield resulting from the following formula:

     ( 1 + Reinvestment Yield )2 - 1
           ------------------
                    2


     "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 5B or purchased or exchanged pursuant to paragraph 8B, 8C or 8D or is declared to be immediately due and payable pursuant to paragraph 9A, as the context requires.

     "Current AMT Preference" shall mean 50% for tax years beginning before January 1, 1990, and 75% for subsequent tax years.

     "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on an annual basis) equal to the Annualized Reinvestment Yield plus .25% per annum with respect to such Called Principal.

     "Preference Increase" shall mean the excess, if any, of the percentage of the Statutory Exclusion that is treated as a preference or adjustment (other than pursuant to Section 56(f) or (g) of the Code, or any successor provision thereto) pursuant to the Change of Law over the Current AMT Preference.

     "Proration Fraction" shall mean, for tax years of the Indemnitee beginning on or before June 7, 1992, a fraction, the numerator of which is the interest received by the Indemnitee on Notes held by the Indemnitee during the taxable year, multiplied by the Statutory Exclusion, and the denominator of which is the Total Section 133 Exclusions. For subsequent tax years, the same numerator shall be used but the denominator will be the excess of the Indemnitee's alternative minimum taxable income (as defined in Section 55(b)(2) of the Code) over the Indemnitee's federal taxable income as otherwise calculated.

     "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such

Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, or (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, (a) by converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) by linear interpolation between reported yields.

     "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thdreon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon calculated at the Gross-up Rate that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

     "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 5B or purchased or exchanged pursuant to paragraph 8B, or 8C or exchanged pursuant to paragraph 8B, 8C or 8D or is declared to be immediately due and payable pursuant to paragraph 10A, as the context requires.

     "Total Section 133 Exclusions" shall mean the total amount of interest excludable by the Indemnitee under Section 133(a) of the Code for the tax year in question.

     "Yield-Maintenance Premium" shall mean, with respect to any Note, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Premium shall in no event be less than zero.

     12B. OTHER DEFINED TERMS.

     "Additional Payment Period" shall mean, as to any Indemnitee, the period from and at all times after the earliest date as of which more than the then current Inclusion Rate of the interest on such Indemnitee's Note (or interest therein) is included in such Indemnitee's Federal Gross Income as a result of one or more Gross-Up Events until the earlier of (i) the latest date as of which the then current Inclusion Rate or less of the interest on such Indemnitee's Note (or interest thereon) is included in such Indemnitee's Federal Gross Income and (ii) payment in full of such Indemnitee's Note, together with accrued interest and premium (including Market Premium), if any, thereon.

     "Additions to Tax" shall have the meaning specified in paragraph 7A.

     "Adjustment Fraction" shall mean the following fraction resulting from the following formula:

     (1 - (Xo x Fo)) x (1 - Fn)
     --------------------------
     (1 - (Xn x Fn)) x (1 - Fo)

where

Xo = 50% (the Inclusion Rate on the date hereof)

Fo = 34% (the Federal Tax Rate on the date hereof)

Xn = the new Inclusion Rate

Fn = the new Federal Tax Rate


The Adjustment Fraction will be rounded to three decimal places with rounding up if the fourth decimal place is .0005 or higher, and rounded down otherwise.

     "Affiliate" shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have correlative meanings to the foregoing.

     "Attributable Debt" in respect of any Sale and Lease-Back Transaction shall mean, as of the time of the determination, the lesser of (i) the sale price of the Principal Property so leased muitiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and
(ii) the total obligation (discounted to present value at the highest rate of interest specified by the terms of any Funded Debt of the Company then outstanding compounded semiannually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

     "Bankruptcy Law" shall have the meaning specified in paragraph 9A and shall include, but not be limited to, Title 11 of the United States Code.

     "Board of Directors" shall mean either the board of directors of the Company or any duly authorized committee of that board.

     "Business Day" shall mean any day which is not a Saturday or a Sunday or a bank holiday in New York, New York.

     "Change of Law" shall mean, with respect to any Indemnitee, any amendment to the Code or the enactment of or amendment to any other statute enacted by the Congress of the United States of America, or any administrative or judicial interpretation thereof, or any temporary or final regulation promulgated by the Treasury Department, after the date hereof, which, in the written opinion of independent counsel for such Indemnitee reasonably satisfactory to the ESOT and the Company (and at the Company's expense), consider that it is more likely than not that such change,

          (i) reduces any Tax Allowance allowable to such Indemnitee in computing any Federal tax, or

          (ii) imposes any new or additional Federal tax (including, but not limited to, minimum, preference or excise taxes) upon, extends any such tax to or otherwise increases the liability for any such tax of such Indemnitee (including, without limitation, by changing the provisions of Section 812(g) of the Code), in either case solely or specifically by reason of owning, acquiring or disposing of obligations the interest on which is partially exempt from Federal income taxation under Section 133 of the Code or any similar or successor provision; provided that a Change of Law does not include (a) any change in the Inclusion Rate or the Federal Tax Rate or the alternative minimum tax rate or
(b) any change of general application to all obligations.

     "Closing" shall have the meaning specified in paragraph 2.

     "Code" shall mean the Internal Revenue Code of 1986.

     "Code Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Company is treated as a "single employer" under subsection (b), (c), (m), (n) or (o) of section 414 of the Code.

     "Commission" shall mean the United States Securities and Exchange Commission and any successor Federal agency having similar powers.

     "Company" shall have the meaning specified in the introduction to this Agreement and shall include any successor thereto.

     "Company Note Conditions" shall have the meaning specified in paragraph 8C.

     "Company Notes" shall have the meaning specified in paragraph 8B.

     "Company Obligations" shall have the meaning specified in paragraph 6B.

     "Current Debt" shall mean any obligation for borrowed money and any notes payable and drafts accepted representing extensions of credit, whether or not representing obligations for borrowed money, payable on demand or within a period of one year from the date of the creation thereof.

     "Debt" shall nean Funded Debt and Current Debt.

     "Designated Event" shall mean (i) a merger, acquisition or consolidation as a result of which holders of the voting stock of the Company immediately prior to such merger, acquisition or consolidation hold less than 50% of the voting stock of the new or surviving entity; (ii) a recapitalization, including any special dividend and any other extraordinary distribution of assets or obligations of the Company or any of its Subsidiaries to shareholders of the Company in an amount aggregating, during any twelve-month period, [10%] or more of the Company's Tangible Stockholders Equity or (iii) any repurchase by the Company or any of its Subsidiaries of [10%] or more of the Company's outstanding Common Stock during any twelve-month period, excluding any repurchases of shares of Common Stock effectuated within twelve months of the date of this Agreement using the proceeds of the ESOT Transaction.

     "Disclosure Documents" shall have the meaning specified in paragraph
10B.

     "DOL" shall have the meaning specified in paragraph 11.

     "Employer Capital Stock" shall mean the Company's Series One ESOP Convertible Preference Stock.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Company would be deemed to be a "single employer" within the meaning of section 414(b) or (c) of the Code.

     "ERISA Plan" shall mean any employee pension benefit plan within the meaning of section 3(2) of ERISA maintained or contributed to by the Company or an ERISA Affiliate.

     "ESOT" shall have the meaning specified in the introduction to this Agreement and shall include any successor thereto.

     "ESOT Default" shall have the meaning specified in subparagraph (v) of paragraph 8A.

     "ESOT Event" shall mean the occurrence for any reason whatsoever (and whether such occurrence shall be voluntary or come about or be effected by operation of law or otherwise) of any of the following events:

          (i) the ESOT or the Plan shall have been terminated, the ESOT shall fail to hold "qualifying employer securities" or otherwise fail to satisfy any applicable condition necessary to provide that the indebtedness evidenced by the Notes constitutes a "securities acquisition loan" within the meaning of section 133 of the Code or the Company shall fail to obtain from the IRS by the Qualification Date a favorable written determination to the effect that the Plan is an "employee stock ownership plan" within the meaning of section 4975(e)(7) of the Code and is qualified under section 401(a) of the Code and that the ESOT meets the requirements for tax exemption under section 501(a) of the Code.

     "ESOT Transaction" shall mean the execution and delivery of the Notes by the ESOT and the purchase by the ESOT of shares of Employer Capital Stock from the Company pursuant to the Stock Purchase Agreement for an aggregate purchase price of $357,500,000.

     "Event of Default" shall mean any of the events specified in paragraph 9A, if any requirement in connection with such event for the giving of notice, or the lapse of time, or both, or the happening of any further condition, event or act has been satisfied, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

     "Excess Allocation" shall mean the excess of (i) the value of shares to be allocated to employees as required under the terms of the Plan during any given period over (ii) the amount which may be allocated pursuant to scheduled payments of principal and interest on the Notes.

     "Exchange" shall have the meaning specified in paragraph 8D.

     "Exchange Act" shall mean the Securities Exchange Act of 1934.

     "Federal Gross Income" shall mean gross income within the meaning of the Code.

     "Federal Reserve Board Statistical Release" shall mean the weekly Statistical Release H.15(519) of the Federal Reserve Board of Governors or any successor or substitute publication.

     "Federal Tax Rate" shall mean, (i) in the case of a life insurance company, the maximum incremental percentage rate from time to time applicable to the taxable income of such company as determined under section 801 of the Code, or any successor thereto, (ii) in the case of any other insurance company, the maximum incremental percentage rate from time to time applicable to the taxable income of such company as determined under section 831 of the Code, or any successor provision, (iii) in the case of any other Person the maximum incremental percentage rate from time to time applicable to the taxable income of any ordinary business corporation imposed under section 11 of the Code, or any successor thereto and (iv) in the case of a "regulated investment company" (as defined in Section 851 of the Code) the maximum incremental percentage rate from time to time applicable to the taxable income of an individual imposed under Section 1 of the Code, or any successor thereto.

     "Fully Tax-Exempt Rate" shall mean the rate of 7.10% per annum.

     "Funded Debt" of any Person shall mean the principal of (i) all indebtedness of such Person which by its terms is not payable on demand and which matures by its terms, or which by its terms such Person has the right at its option to renew or extend to a date more than one year after the date of determination, whether outstanding on the date of execution of this Agreement or thereafter created, incurred or assumed, and which is (a) for money borrowed or
(b) evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities, or which constitutes the deferred purchase price of any such business, properties or assets (other than accounts payable, due within 12 months, incurred in the ordinary course of business), (ii) any indebtedness of others of the kinds described in the preceding clause (i) for the payment of which such Person is responsible or liable as guarantor or otherwise (including the Notes in the case of the Company), and (iii) amendments, renewals and refundings of any such indebtedness; provided, however, that such term shall not include any obligations under leases (other than capital leases) or any guarantees of obligations of others under leases (other than capital leases). It is understood that for the purposes of this definition the term "principal" when used at any date with respect to any indebtedness shall mean the amount of principal of such indebtedness that would be declared due and payable on that date pursuant to the terms of such indebtedness is such indebtedness could then be declared to be due and payable.

    "Gross-Up Event" shall mean, with respect to any Indemnitee, (a) the failure by such Indemnitee to receive a Qualifying Opinion of Counsel, requested pursuant to paragraph 7G, within 45 days after the receipt by the Company of such request therefor and agreement by the Indemnitee and the Company as to the identity of such counsel, or (b) an increase in such Indemnitee's Federal income tax liability, a reduction of such Indemnitee's net operating loss, an offset liability against any Federal tax refund or other amount otherwise due such Indemnitee with respect to such Indemnitee's Federal tax liability, or a utilization of an amount otherwise available to such Indemnitee as a credit against Federal tax caused by and computed solely with reference to an inclusion in such Indemnitee's Federal Gross Income (other than by reason of a Change of Law) of a percentage of the interest received or accrued by such Indemnitee with respect to such Indemnitee's Note exceeding the then current Inclusion Rate following or as a consequence of any one or more of the events set forth below:

         (i)  the issuance of an IRS Notice to such Indemnitee;

         (ii) the occurrence of a final decision, judgment, decree or other order by the Tax Court or by any other court of competent jurisdiction with respect to such Indemnitee or any other Indemnitee and the expiration of the period for appealing such decision without an appeal being docketed; or

         (iii) the execution of a closing agreement by such Indemnitee under section 7121 of the Code.

    "Gross-Up Rate" shall mean the rate of 10.75% per annum.

    "Historical Financial Statements" shall have the meaning specified in paragraph 10B.

    "Inclusion Rate" shall mean the percentage of interest income received or accrued by an entity which is a Qualified Holder on securities acquisition loans which may not be excluded from such entity's Federal Gross Income.

    "Indemnitee" shall mean you and your direct and indirect successors and assigns in any of the Notes (or any interest therein), including any assignee, participant or other transferee of all or any portion of any Indemnitee's interest in the Notes (whether or not the Indemnitee has an interest in any Note at the time amounts are payable to such Indemnitee hereunder) and any affiliated group (within the meaning of section 1504 of the Code) of which any Indemnitee is a member; provided that, for purposes of paragraph 7A or 7B, the term "Indemnitee" shall not include any assignee, participant or other transferee that is not a Qualified Holder with respect to the Notes at the time the assignee, participant or other transferee acquires an interest in the Notes, and shall not include any Person that no longer qualifies as a Qualified Holder (other than by reason of a Change of Law) but only with respect to the period such Person owned or held an interest in the Notes while so disqualified.

    "Indemnitee's Note" shall mean, with respect to any Indemnitee, the Note (or participation or other interest in the Note) held by such Indemnitee at any time.

    "IRS" shall mean the United States Internal Revenue Service and any successor Federal agency having similar powers.

    "IRS Notice" shall mean, with respect to any Indemnitee, a revenue agent's report or notice of proposed adjustment or a notice of deficiency issued by the IRS to such Indemnitee with respect to the inclusion in Federal Gross Income of a percentage of the interest on such Indemnitee's Note exceeding the Inclusion Rate.

    "Long-Term Capitalization" of the Company and its Restricted Subsidiaries as of any date shall mean the aggregate of (a) Funded Debt of the Company and its Restricted Subsidiaries, (b) Tangible Stockholders' Equity and (c) the amount of the liability of the Company and its Restricted Subsidiaries in respect of deferred income taxes, all computed and consolidated as of such date in accordance with generally accepted accounting principles.

    "Moody's" shall mean Moody's Investors Service, Inc. and any successor thereto which is a nationally recognized rating agency.

    "Mortgage" shall mean any mortgage, pledge, security interest, lien or other encumbrance.

    "Multiemployer Plan" shall mean "multiemployer plan" (as such term is defined in section 3(37) of ERISA and section 414(f) of the Code) to which contributions are or have been made by the Company or any of its Subsidiaries.

    "Notes" shall have the meaning specified in paragraph 1 and paragraph 8C.

    "Officer's Certificate" shall mean a certificate signed in the name of the Company by its Chief Executive Officer, Chief Operating Officer, Chief Financial and Administrative Officer, Vice President and Controller or Vice President and Treasurer or any other officer of the Company performing functions similar to the functions of such officers as of the date of this Agreement.


    "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Required Holder(s).

    "Other Holder Notice" shall have the meaning specified in paragraph
8B(iii).

    "Other Note Agreements" shall have the meaning specified in paragraph 2.

    "Other Purchasers" shall have the meaning specified in paragraph 2.

    "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

    "Person" shall mean and include an individual, an association, a partnership, a joint venture, a corporation, a joint-stock company, a trust, an unincorporated organization and a government or any department or agency or political subdivision thereof.

    "Placement Memorandum" shall have the meaning specified in paragraph
10B.

    "Plan" shall have the meaning specified in the introduction to this Agreement and shall include any successor thereto.

    "Plan Documents" shall mean the Plan, the Trust Agreement and the Stock Purchase Agreement.

    "Principal Property" shall mean real or tangible property owned by the Company or any Restricted Subsidiary constituting a part of any store, warehouse or distribution center located within the United States (excluding current assets, motor vehicles, mobile materials-handling equipment and other rolling stock, cash registers and other point of sale recording devices and related equipment and data processing and other office equipment), the net book value of which (including leasehold improvements and store fixtures constituting a part of such store, warehouse or distribution center) exceeds 0.50% of Long-Term Capitalization.

    "Purchase Event" shall mean (i) the occurrence of a Designated Event, and such occurrences shall have been a significant factor leading to the Unsupported Company Debt's having received a rating of less than Baa3 by Moody's and less than BBB- from Standard & Poor's (or in either case, the comparable ratings then in existence) (as modified pursuant to paragraph 8B(ii)), or (ii), if a second credit enhancement shall have been provided in respect of the Notes pursuant to paragraph 8B(iv) or otherwise, the Notes shall have received a rating of less than Aal and AA+ by Moody's and Standard & Poor's, respectively (or in either case, the comparable ratings then in existence) (as modified pursuant to paragraph 8B(ii)).

    "Purchase Notice" shall have the meaning specified in paragraph 8B.

    "Purchaser" shall have the meaning specified in subparagraph (i) of paragraph 8A.

    "Qualification Date" shall mean the earliest of the following dates: (i) the date on which the Company and the ESOT shall receive, after the exhaustion of all legal remedies, a final determination that the Plan fails to qualify under Section 401(a) of the Code or is not an "employee stock ownership plan" within the meaning of section 4975(e)(7) of the Code or that the ESOT fails to meet the requirements for tax exemption under section 501(a) of the Code; and
(ii) December 31, 1990.

    "Qualified Holder" shall mean any entity described in section 133(a) of the Code which is not a member of the same controlled group of corporations, as such term is defined in section 133(b)(4) of the Code, as the Company.

    "Qualifying Opinion of Counsel" shall mean a written opinion of recognized tax counsel, selected by the Company and satisfactory to the Indemnitee requesting such opinion, to the effect that interest on the Indemnitee's

Note in an amount equal to the excess over the then current Inclusion Rate is excludible from such Indemnitee's Federal Gross Income during the applicable period under paragraph 7G.

    "Required Holder(s)" shall mean the holder or holders of at least a majority of the aggregate principal amount of the Notes from time to time outstanding.

    "Required Installment Payment" shall have the meaning specified in paragraph 4A.

    "Restricted Subsidiary" shall mean any Subsidiary of the Company or of a Restricted Subsidiary substantially all the operating assets of which are located and the principal business of which is carried on within the United States, Puerto Rico, United States' Virgin Islands and Canada and which the Company shall, by an Officer's Certificate delivered to the holders of the Notes, have designated as a Restricted Subsidiary (all those now existing being deemed to have been so designated) and the designation of which as a Restricted Subsidiary shall not have been cancelled by an Officer's Certificate delivered to the holders of the Notes; provided, however, that neither the designation of a Subsidiary as a Restricted Subsidiary nor the cancellation of such designation shall be operative if the effect of such designation or cancellation shall be to make Long-Term Capitalization less than 200% of Senior Funded Debt of the Company and its Restricted Subsidiaries on a pro forma basis (eliminating intercompany items), and provided, further, that any Officer's Certificate of the designation of a Subsidiary as a Restricted Subsidiary or the cancellation of such designation shall set forth the Long-Term Capitalization and Senior Funded Debt of the Company and its Restricted Subsidiaries on a pro forma basis and show compliance with the first proviso of this paragraph. Any such designation or cancellation of such designation may be made more than once with respect to any Subsidiary; provided, however, that no Subsidiary which has previously been a Restricted Subsidiary shall be redesignated a Restricted Subsidiary if during any period following cancellation of its previous designation as a Restricted Subsidiary such Subsidiary shall have entered into a Sale and Lease-Back Transaction which would have been prohibited under paragraph 6E had such Subsidiary been a Restricted Subsidiary at the time of such Transaction.

    "Sale and Lease-Back Transaction" of a corporation shall mean any arrangement whereby (a) property has been or is to be sold or transferred by such corporation to any Person with the intention on the part of such corporation of taking back a lease of such property pursuant to which the rental payments are calculated to amortize the purchase price of such property substantially over the useful life of such property and (b) such property is in fact so leased by such corporation.

    "Securities Act" shall mean the Securities Act of 1933, as amended.

    "Senior Funded Debt" of the Company shall mean any Funded Debt of the Company unless in any instrument or instruments evidencing or securing such Funded Debt or pursuant to which the same is outstanding, or in any amendment, renewal, extension or refunding of such Funded Debt it is provided that such Funded Debt shall be subordinate in right of payment to the Company Obligations and the Company Notes (i) in the event of any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or any bankruptcy, insolvency, receivership or similar proceedings relative to the Company, (ii) in the event that any Subordinated Funded Debt of the Company is declared due and payable before its expressed maturity because of the occurrence of an event of default with respect to such Subordinated Funded Debt and (iii) in the event of any default in the payment of principal (including any required prepayments or amortization) of or interest on any Senior Funded Debt of the Company. "Senior Funded Debt" of a Restricted Subsidiary shall mean any Funded Debt of such Restricted Subsidiary and the aggregate preference on involuntary liquidation of any class of stock of such Restricted Subsidiary held by any person other than the Company or a Restricted Subsidiary ranking, either as to payment of dividends or distribution of assets, prior to any other class of stock of such Restricted Subsidiary.

    "Significant Holder" shall mean any original holder of Notes or a holder or holders of Notes aggregating not less than 5% in aggregate unpaid principal amount of the Notes at the time outstanding, and at the time of and during the continuance of a Default or ESOT Event or Purchase Event shall mean the holder of any Notes.

    "Significant Subsidiary or Significant Group of Subsidiaries" means any Restricted Subsidiary or group of Restricted Subsidiaries which, individually or in the aggregate, together with its or their consolidated Subsidiaries, accounts or account for more than 20% of the consolidated gross revenues or net income of the Company and its Subsidiaries for the fiscal year most recently ended or for more than 20% of the total assets or Tangible Stockholders' Equity of the Company and its Subsidiaries as of the end of such fiscal year.

    "Standard & Poor's" shall mean Standard & Poor's Corporation and any successor thereto that is a nationally recognized rating agency.

    "Stock Purchase Agreement" shall mean the Preference Stock Purchase Agreement between the Company and the ESOT, in the form delivered as contemplated by paragraph 3D.

    "Subsidiary" shall mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

    "Subordinated Funded Debt" of the Company shall mean Funded Debt of the Company which is not Senior Funded Debt.

    "Supplemental Payment Period" as to any Indemnitee shall mean, with respect to any Change of Law, the period from the earliest date as of which such Change of Law is effective with respect to such Indemnitee until the earlier of (i) the payment in full of such Indemnitee's Note, together with all accrued interest and premium, if any, thereon and (ii) the last date as of which such Change of Law remains effective.

    "Tangible Stockholders' Equity" as of any date shall mean the aggregate of
(i) capital (including all preferred stock, common stock and capital surplus) and (ii) retained earnings, after deducting intangibles (other than goodwill, net of accumulated amortization, existing as of December 31, 1988), any contra-equity account, and the cost of shares of capital stock held in treasury, all as would be shown on a consolidated balance sheet of the Company and its subsidiaries as of such date prepared in accordance with generally accepted accounting principles.

    "Tax Allowance" shall mean any deduction, credit, exclusion or other allowance allowable in computing liability for any Federal tax.

    "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by you under the Agreement.

    "Trust Agreement" shall mean the Trust Agreement, effective as of June 7, 1989, by and between the Company and the Trustee, as from time to time in effect, pursuant to which the ESOT was created.

    "Trust Company" shall mean The Bank of New York, as trustee of the ESOT, and its successors as such trustee.

    "Unsupported Company Debt" shall mean the long-term senior unsecured indebtedness of the Company, the creditworthiness of which is not supported through defeasance, guarantees, credit enhancement or otherwise.

    12C. ACCOUNTING TERMS AND DETERMINATIONS. References in this agreement to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect in the United States of America as of the date of determination thereof.

    13. JUDICIAL PROCEEDINGS.

    13A. CONSENT TO JURISDICTION. Each of the Company and the ESOT irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the City of New York, Borough of Manhattan, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent it may effectively do so under applicable law, each of the Company and the ESOT irrevocably waives and agrees not to assert, by way of motion as a defense or otherwise, any claim that it is not subject to the subject-matter jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

    13B. ENFORCEMENT OF JUDGMENTS. Each of the Company and the ESOT agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in paragraph 13A brought in any such court shall be conclusive and binding upon the Company or the ESOT, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which the Company or the ESOT, as the case may be, is or may be subject) by a suit upon such judgment.

    13C. SERVICE OF PROCESS. Each of the Company and the ESOT consents to process being served in any suit, action or proceeding of the nature referred to in paragraph 13A by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Company or the ESOT, as the case may be, specified in or designated pursuant to paragraph 14I. The Company and the ESOT agree that such service (i) shall be deemed in every respect effective service of process upon the Company or the ESOT, as the case may be, in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company or the ESOT, as the case may be.

    13D. NO LIMITATION ON SERVICE OR SUIT. Nothing in this paragraph 13 shall affect the right of you or any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any Notes may have to bring proceedings against the Company or the ESOT in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

    14. MISCELLANEOUS.

    14A. NOTE PAYMENTS. So long as you shall hold any Note, payments of principal of the Notes and interest and premium on the Notes, which comply with the terms of this Agreement shall be made by wire transfer of immediately available funds for credit to your account or accounts, as specified in the Purchaser Schedule attached hereto, or to such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. You agree that, before disposing of any Note, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. Each of the Company and the ESOT agrees to afford the benefits of this paragraph 14A to any Transferee which shall have made the same agreements as you have made in this paragraph 14A.

    14B. EXPENSES. The Company agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, and save you and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with this Agreement, the Notes, the Plan Documents and the transactions hereby and thereby contemplated, including, without limitation, (i) all such expenses incurred with respect to the enforcement of any provision of any such agreement or instrument or with respect to complying with any subpoena or other legal process or informal investigative order or other request by a governmental body for information served upon you or any Transferee or any of your or any Transferee's employees or agents in connection with this Agreement or the transactions contemplated hereby or by reason of your or any Transferee's having acquired any Note, any proposed modifications, consents, amendments or waivers (whether or not the same become effective) under or in respect of any such agreement or instrument, and all expenses incurred in connection with the preparation of such agreements and instruments, (ii) all stamp, documentary or other similar issuance or transaction taxes (together in each case with interest and penalties, if any, and any income tax payable by you or any Transferee in respect of any reimbursement therefor) which may be payable in respect of the execution and delivery of such agreements or instruments, or the issuance, delivery or purchase by you of any Note, including, without limitation, any excise taxes imposed under the Code by reason of the failure of the ESOT Transaction to satisfy the requirements of section 4975 of the Code for exemption from the provisions thereof, and (iii) all document production and duplication charges and the fees and expenses of your or any Transferee's special counsel and all local counsel retained in connection with such agreements and instruments, and the transactions hereby and thereby contemplated, including the enforcement of any provision hereof or thereof, and any such proposed modifications, consents, amendments or waivers (whether or not the same become effective), including without limitation costs and expenses incurred in any bankruptcy case. The Company further agrees to indemnify and save harmless you and any Transferee and each of your and any Transferee's officers, directors, employees and agents (each herein called an "indemnified person") from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses (including, without limitation, attorneys' fees and disbursements provided, in any related series of actions involving different Persons but with common interests and with no conflicting interests, only one counsel's fees and disbursements shall be so reimbursed) in connection therewith (herein called the "indemnified liabilities") incurred by any indemnified person as a result of, or arising out of, or relating to any of the transactions contemplated hereby, except for any indemnified liabilities arising on account of the gross negligence or willful misconduct of such indemnified person provided that, if and to the extent the Company's agreement to indemnify may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which shall be permissible under applicable law. If the Closing does not occur, the Company's obligations to you shall be limited to those set forth in this Section 14B.

    14C. CONSENT TO AMENDMENTS. (i) This Agreement may be amended with the consent of both the Company and the ESOT, and with such consent the Company or the ESOT, as the case may be, may take any action herein prohibited, or omit to perform any act herein required to be performed by it, but in any of the foregoing cases only if there shall have been obtained the written consent to such amendment, action or omission to act, of the Required Holder(s), except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note or the right of any holder of a Note to accelerate such Note pursuant to paragraph 9A, or change the principal of, or the rate or time of payment of interest or any premium payable with respect to any Note, or change any of the provisions of paragraph 7 or 8, or affect the time, amount or allocation of any Required Installment Payments, or change any of the provisions of paragraph 4B or 4D or reduce the proportion of the principal amount of the Notes required with respect to any consent. Each holder of a Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 14C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the ESOT or the Company and any holder of a Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of such holder of a Note. As used herein and in the Notes, the term "this Agreement" or references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     (ii) Neither the ESOT nor the Company will solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of Notes (irrespective of the amount of Notes then held by it) shall be informed thereof by the ESOT or the Company, as the case may be, and shall be afforded an opportunity of considering the same and shall be supplied by the ESOT or the Company, as the case may be, with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the ESOT or the Company, as the case may be, to each holder of Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. Neither the ESOT nor the Company will, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes as consideration for or as an inducement to the entering into by such holder of Notes of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such holders of Notes.

     14D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable as registered Notes without coupons in denominations of at least $500,000, except as may be necessary to reflect any principal amount not evenly divisible by $500,000. The ESOT shall keep or cause to be kept at its principal office or at the offices of its designated agent (the "ESOT Agent"), which shall initially be the Trustee or such other ESOT Agent as the ESOT shall from time to time designate and so notify the holders of the Notes, a register in which it shall provide for the registration of Notes and of transfers of Notes. Any registered holder of a Note shall be entitled, upon its written request, to receive from the ESOT Agent a list of the registered holders of the Notes and the respective principal amounts of Notes held by such holders. Upon surrender for registration of transfer of any Note at the principal office of the ESOT Agent it shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, which Notes shall be registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the ESOT Agent. Whenever any Notes are so surrendered for exchange, the ESOT shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange and shall be accompanied by the amortization schedule required by paragraph 4A. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the ESOT will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note, which shall be accompanied by the amortization schedule required by paragraph 4A. In the case of Company Notes, references in this paragraph to "ESOT" shall be deemed to be references to the "Company".

     14E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the ESOT (or the Company, in the case of Company Notes) may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the ESOT shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

     14F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the parties hereto in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you, the ESOT and the Company and supersede all prior agreements and understandings relating to the subject matter hereof. The obligations of the Company and/or the ESOT under paragraph 7, paragraph 8 and paragraph 14B shall survive the transfer, purchase or payment of any Note (in whole or in part) and the rights of each Person arising under said paragraphs may not be changed without the consent of such Person.

     14G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     14H. DISCLOSURE TO OTHER PERSONS. Each of the Company and the ESOT acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the ESOT, the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants,
(ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, (v) any Federal or state regulatory authority having jurisdiction over such holder, (vi) the National Association of Insurance Commissioners or any similar organization or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or informal investigative order, (c) in connection with any litigation to which such holder is a party or (d) in order to protect such holder's investment in such Note.

     14I. NOTICES. All communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule hereto attached, or at such other address as you may have designated to the other parties hereto in writing, (ii) if to any other holder of any Notes, addressed to such holder at the registered address of such holder as set forth in the register kept by the ESOT at its principal office as provided in paragraph 14D, or at such other address as such holder may have designated to the other parties hereto in writing, (iii) if to the Company, addressed to it at 3000 Westchester Avenue, Harrison, New York 10528, Attention: Vice President and Treasurer, and (iv) if to the ESOT addressed to it at the address set forth in the heading of this Agreement,
Attention: DIVISION HEAD, INSTITUTIONAL TRUST DIVISION or to such other address or addresses as the Company or the ESOT may have designated in writing to you and each other holder of any of the Notes at the time outstanding; provided, however, that any such communication to the Company may also, at your option, be either delivered to the Company at its address set forth above or to any principal executive or financial officer of the Company.

     14J. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     14K. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be reasonably satisfactory to you or the Required Holder(s), the determination of such reasonable satisfaction shall be made by you or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     14L. GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAW THEREOF.

     14M. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     14N. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating hereto, including, without limitation (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing (except the Notes themselves), and (iii) financial statements, certificates and other information previously or hereafter furnished to any party may be reproduced by such party by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and such party may destroy any original documents so reproduced. The parties hereto agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     14O. TRUSTEE LIABILITY. You acknowledge that the Trustee is executing this Agreement and the Notes solely in its capacity as trustee under the Trust Agreement and at the written direction of the Company. Notwithstanding anything contained elsewhere in this Agreement and the Notes, the Trustee shall have no liability or obligation of any kind to you or your assigns or successors, or any other Person claiming by or through you, as a result of the execution of this Agreement or the Notes or in connection with any actions taken or not taken in connection herewith or therewith, including without limitation the carrying out of or the failure to carry out any of the covenants made herein or therein, except for damages suffered by you as a result of acts or omissions on the part of the Trustee constituting gross negligence or wilful misconduct.

If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding agreement between you and the undersigned.


                    Very truly yours,
                    THE MELVILLE CORPORATION AND
                    SUBSIDIARIES EMPLOYEE STOCK
                    OWNERSHIP PLAN TRUST


                         By   THE BANK OF NEW YORK,
                              as Trustee

                         By:  _____________________
                              Title:


                         MELVILLE CORPORATION
                         By:  _____________________
                              Title:

                                                                     EXHIBIT A-1


                                    [FORM OF NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION ONLY PURSUANT TO AN EXEMPTION THEREFROM.

                               THE MELVILLE CORPORATION
                                SUBSIDIARIES EMPLOYEE
                            STOCK OWNERSHIP PLAN TRUST OF
                             THE MELVILLE CORPORATION AND
                             SUBSIDIARIES EMPLOYEE STOCK
                                    OWNERSHIP PLAN

                        8.60% ESOP NOTE DUE DECEMBER 31, 2008

No. _______                        [DATE]
$__________

FOR VALUE RECEIVED, the undersigned trust established by the Melville Corporation and Subsidiaries Employee Stock Ownership Plan Trust Agreement (the "ESOT") of the Melville Corporation and Subsidiaries Employee Stock Ownership
Plan (the "Plan"), hereby promises to pay to                 or registered
assigns, the principal sum of                 DOLLARS with interest (computed on
the basis of a 360-day year of twelve 30-day months) from the date hereof (a) on the unpaid balance thereof at the rate of 8.60% per annum (subject to adjustment, as provided in the Note Agreements hereinafter referred to) until the principal hereof shall have become due and payable, and (b) on each overdue payment (including any overdue prepayment) of principal and premium, if any, and, to the extent permitted by applicable law, each overdue payment of interest (payable, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) the rate of interest on this Note in effect at the time such payment was due, plus 2% per annum, or (ii) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate, until such overdue amount shall have been paid in full. Accrued interest is payable in arrears, commencing on December 31, 1989, and thereafter on October 31, 1990, October 31, 1991, October 31, 1992, and on December 31, 1993 and each December 31 thereafter up to and including December 31, 2008. The principal of this Note is payable in installment payments as set forth on the Amortization Schedule annexed hereto.

     1. Place of Payment. Payments of both principal and interest are to be made at the office of Morgan Guaranty Trust Company of New York, or such other place as the holder hereof shall designate to the ESOT in writing, in lawful money of the United States of America.

     2. ESOP. This note is one of a number of 8.60% ESOP Notes Due December 31, 2008 (herein called the "Notes") in an original agaregate principal amount of $357,500,000 issued by the ESOT pursuant to certain Note Purchase Agreements (the "Note Agreements"), dated as of June 7, 1989, among the ESOT, Melville Corporation (the "Company") and the purchasers named therein, and is entitled to the benefits thereof.

     3. Registered Notes. The Notes are issuable only as registered Notes. As provided in the Note Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the ESOT may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Trustee shall not be affected by any notice to the contrary.

     4. Defaults. In case an Event of Default, as defined in the Agreements, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Note Agreements.

     5. No Recourse. The holder of this Note shall not have any recourse against the ESOT or its trustees, except to the extent of the assets of the ESOT that are permitted under Treasury Regulation section 54.4975-7(b)(5) and 54.4975-7(b)(6) and any successor thereto, to be used to repay the Notes.

     6. Guarantee. Payments under this Note are guaranteed by the Company pursuant to the Note Agreements.



                    THE MELVILLE CORPORATION AND
                    SUBSIDIARIES EMPLOYEE STOCK
                    OWNERSHIP PLAN TRUST OF THE
                    MELVILLE CORPORATION AND
                    SUBSIDIARIES EMPLOYEE STOCK
                    OWNERSHIP PLAN

                    By:  _______________________________
                         Trustee


                    [By:  ______________________________
                          Trustee]

                                AMORTIZATION SCHEDULE

                                   8.60% ESOP NOTES

                              Percent of original
Date                          principal amount
                              -------------------

                                                                     EXHIBIT A-3

                              AMORTIZATION OF PRINCIPAL


     Payment
      Date                            Principal Amount
     --------                         ----------------
                                              $

                                                                     EXHIBIT B-2


                      [FORM OF OPINION OF COMPANY COUNSEL]


                                [Date of Closing]


To each of the Purchasers named in
Schedule I hereto

Ladies and Gentlemen:

     As General Attorney of Melville Corporation (the "Company"), I am familiar with the several Note Purchase Agreements, each dated as of June 7, 1989, among the trust established by the Melville Corporation and Subsidiaries Employee Stock Ownership Plan Trust Agreement (the "ESOT") of the Melville Corporation and Subsidiaries Employee Stock Ownership Plan (the "Plan"), as issuer, the Company, as guarantor, and, respectively, each of you (the "Note Agreements"), pursuant to which the ESOT has today issued its Notes in the aggregate principal amount of $357,500,000. Capitalized terms used herein without definition are used as defined in the Note Agreements.

     In rendering the opinions set forth below, I have examined the originals or photostatic or certified copies of certain of the corporate records and documents of the Company, copies of public documents, certificates of officers or reptesentatives of the Company and such other instruments and documents, and have made such inquiries as I have deemed relevant and necessary as a basis for such opinions. I have assumed the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies. As to questions of fact material to the opinions hereinafter expressed, I have relied upon the representations and warranties of the Company made in the Note Agreements and the Plan Documents and upon certain certificates of and representations from other empicyees of the Company (which reliance I believe to be reasonable based upon my general knowledge of the Company and its affairs).

     Based upon the foregoing, I am of the opinion that:

     1. The Company and each of its Subsidiaries are qualified to do business in every jurisdiction in which the nature of the business conducted by the Company or such Subsidiary, as the case may be, makes such qualification necessary and where the failure so to qualify would have a material adverse effect on the business, financial condition or operations of the Company and its Subsidiaries taken as a whole.

     2. The execution and delivery of the Plan Documents and the Note Agreements, the guarantee of the Notes, the authorization of the Company Notes, the consummation of the ESOT Transaction and the fulfillment of and compliance with the respective provisions of the Note Agreements, the Notes and the Plan Documents do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Mortgage upon, any of the material properties or assets of the Company or any Subsidiary pursuant to, or require any authorization, consent, approval, exemption or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings not relating to the validity of any of the foregoing) pursuant to, the charter or By-Laws of the Company or any Subsidiary, any law, regulation, award of any arbitrator or any agreement, instrument, order, judgment or decree to which the Company or a Subsidiary is a party or by which the Company or a Subsidiary or any of their respective properties is subject.

     3. There are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the best of my knowledge, threatened against or affecting the Company or any of its Subsidiaries or the ESOT or any of their respective property or assets, which questions the legality or validity of, or seeks damages in connection with, the Note Agreements, the Plan Documents, the ESOT Transaction or any action taken or to be taken pursuant to the Note Agreements or the Plan Documents, or which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders' equity or results of operation of the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries is in violation of any order, injunction or decree of any governmental instrumentality or regulatory authority, where such violation would have a material adverse effect on the business, condition, operations or prospects (financial or other) of the Company and its Subsidiaries, taken as a whole.

                                       Very truly yours,

                                                                     EXHIBIT B-3


                    [FORM OF OPINION OF COUNSEL TO THE ESOT]

                                [Date of Closing]

To Each of the Purchasers
     Party to the Note Agreements
     Referred to Below

     The Melville Corporation and Subsidiaries Employee Stock
     Ownership Plan Trust 8.60% Guaranteed ESOP Notes due

Dear Purchaser:

     We have acted as counsel to The Bank of New York ("BNY") in connection with the Melville Corporation and Subsidiaries Employee Stock Ownership Plan Trust Agreement, dated June 7, 1989 (the "Trust Agreement") establishing the trust (the "Trust") which forms part of the Melville Corporation and Subsidiaries Employee Stock Ownership Plan (the "Plan"). In addition, we have acted as counsel to BNY, not in its individual capacity but solely in its capacity as trustee under the Trust Agreement (the "Trustee"), in connection with (a) the separate identical Note Purchase Agreements (the "Note Agreements"), dated as of June 7, 1989, between the Trust (also known as the "ESOT" for purposes of the Note Agreements) and you and each of the other institutional ivestors named in the Purchaser Schedule thereto (the "Other Purchasers"), respectively, pursuant to which the ESOT has issued to you and the Other Purchasers today $357,500,000 aggregate principal amount of its 8.60% Guaranteed ESOP Notes due January 2, 2009 (the "Notes"); and (b) the Preference Stock Purchase Agreement, dated as of June 7, 1989, between the ESOT and Melville Corporation (the "Stock Purchase Agreement"). Capitalized terms used in this letter that are not otherwise defined shall have the meanings assigned to them in the Note Agreements.

     For purposes of rendering the opinions contained in this letter, we have examined and reviewed the following:

          (i)     the Trust Agreement;

          (ii)    the ESOP plan document;

          (iii)   the form of Note Agreement;

          (iv)    the form of Note;

          (v)     the Stock Purchase Agreement;

          (vi)    the Trustee's Certificate dated June     , 1989;

          (vii)   the Certificate of Incumbency, dated June     , 1989, of BNY;

          (viii)  the Registration Rights Agreement;

          (ix) the opinion to you dated as of the date hereof of Davis Polk & Wardwell;

          (x)     the Letter to the ESOT of Duff & Phelps Financial Consulting
                  Co., dated June     , 1989;

          (xi)    [(other documents?]


     In addition, we have examined applicable provisions of the Internal Revenue Code of 1986 (the "Code"), and of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), regulations issued thereunder by the Departments of Labor and the Treasury and such other authorities as we have deemed relevant.

     In rendering the opinions set forth herein, we have assumed that (i) all signatures on the documents listed above are genuine, (ii) all copies submitted to us as certified, conformed or photostatic copies conform to the original documents, and (iii) all statements, representations and warranties and recitals of fact set forth in such documents are true and all covenants and other terms set forth therein will be observed by all parties in all respects. Accordingly, with your consent, we have relied upon such statements, representation and warranties and recitals of fact without further investigation or independent verification.

     In rendering the opinions set forth in paragraphs 5 and 6 below, we have relied with your consent upon the opinions expressed in numbered paragraph 5 of the opinion letter of Davis Polk & Wardwell referred to above. We express no opinions as to the matters covered in such opinion except to the extent expressly provided herein. For purposes of rendering the opinions set forth in paragraph 6 below, we have also, with your consent, relied upon a certificate of the Trustee attached hereto, and we understand that in giving such certificate the Trustee has relied upon the opinion of Duff & Phelps Financial Consulting Co. as to matters of fairness and value.

     The opinions set forth in paragraph 6 below are based on the provisions of the Code and ERISA as in effect on the date hereof. We express no opinion concerning the effect of pending legislation, proposed, temporary or final rules or regulations, or other authoritative guidance which is hereafter enacted, adopted or issued. New developments in administrative regulations, court decisions, legislative changes, rulings of any agency, or changes in the facts or other information upon which our opinions are based may have an adverse effect on the legal consequences described herein. Such developments have recently become commonplace in the field of employee benefits. Any such change could be retroactive so as to apply to any party to any of the documents listed above or any of the transactions contemplated thereby. Although our opinions represent our best legal judgment, they may be subject to challenge by any governmental agency and are not binding on any governmental agency or the courts.

     We are members of the Bar of the State of New York and do not purport to be experts on, or to express any opinions concerning, any laws other than (i) the laws of the State of New York and (ii) the federal laws of the United States of America.

     Based upon the foregoing, and subject to the limitations and qualifications set forth herein and having regard to the legal considerations we deem relevant, we are of the opinion that:

     1. BNY is a New York banking association duly organized, validly existing and in good standing under the laws of New York. BNY has all requisite power and authority to execute, deliver and perform all of its obligations under the Trust Agreement.

     2. The Note Agreements, the Notes, the Trust Agreement and the Stock Purchase Agreement (a) have been duly authorized, executed and delivered by BNY or the Trustee, as the case may be, and (b) constitute legal, valid and binding agreements of BNY or the ESOT, as the case may be, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     3. The execution, delivery and performance of the Trust Agreement by BNY, and the execution, delivery and performance of the Note Agreements, the Notes and the Stock Purchase Agreement by the Trustee, will not violate the charter or the By-Laws of BNY, any order, writ, judgment, injunction, decree, determination or award presently in effect of which we have knowledge and which is binding on the Trustee or the ESOT, or any provision of any indenture, agreement or other instrument to which the ESOT or the Trustee is a party, or by which the ESOT or the Trustee or any of their respective properties or assets are or may be bound.

     4. The Plan and the ESOT are, and, from the date of their adoption or latest amendment and restatement, respectively, have been, in form, qualified and tax-exempt under section 401(a) and 501(a) of the Code. The ESOT is, and, from its date of adoption, has been, in form, an employee stock ownership plan within the definition of section 4975(e)(7) of the Code and section 407(d)(6) of ERISA.

     5. The acquisition by the ESOT of the Employer Capital Stock pursuant to the terms of the Stock Purchase Agreement qualify for the prohibited transaction exemption provided by Section 408(e) of ERISA and Section 4975(d)(13) of the Code. The consummation of the transactions specifically provided for in the Note Agreements, the compliance by the ESOT with the terms of the Note Agreements and the Notes, and the receipt of the proceeds of the Notes by the ESOT qualify for the prohibited transactions exemption provided by Section 408(b)(3) of ERISA, Section 4975(d)(3) of the Code and Treasury Regulation Section 54.4975-7.

     6. To the best of our knowledge, there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending against the ESOT, which involve the ESOT Transaction, or which might individually or in the aggregate materially impair the ability of the ESOT to conduct its affairs substantially as now conducted or as proposed to be conducted, or materially and adversely affect the activities or financial condition of the ESOT, or impair in any material respect the validity or enforceability of, or the ability of the Trustee or the ESOT to perform their respective obligations under, the Plan Documents.

     The foregoing opinions are based on and subject to the following assumptions and understandings:

     (a) We render no opinion regarding Section 406(b)(3) of ERISA or Section 4975(c)(1)(F) of the Code.

     (b) In connection with the opinion set forth in paragraph 5 above, we understand that the Plan will be communicated to employees of the Company on or shortly after the date of its adoption and that further employee communications are scheduled to commence shortly after the Closing. We have assumed that the Plan and the ESOT will be submitted by us, within the time limits described under section 401(b) and the regulations thereunder, to the appropriate District Director of Internal Revenue together with an application requesting a determination that the Plan satisfies and that the ESOT continues to satisfy the requirements for qualifications and exemption from federal income taxation under sections 401(a) and 501(a) of the Code, respectively, and that the Plan satisfies the requirements for qualification as an "employee stock ownership plan" under section 4975(d)(7) of the Code. In instances where the Code has been amended to impose qualification requirements that are inconsistent with administrative regulations adopted prior to such amendment, we have drafted the Plan and the ESOT to comply with the requirements of the Code. Although the District Director may require certain technical changes to be adopted before issuing a favorable determination letter, we note that paragraph 5F of the Note Agreements includes broad affirmative covenants on the part of the Company to apply for and obtain a favorable determination letter, and to make whatever amendments are required to assure that the Plan and the ESOT meet the requirements for qualification and exemption from taxation under sections 401(a), 501(a) and 4975(e)(7) of the Code. We have assumed that whatever amendments are required to assure that the Plan and the ESOT meet the requirements for qualification and exemption from taxation under sections 401(a), 501(a) and 4975(e)(7) of the Code and to exempt the loan to the ESOT evidenced by the sale of the Notes from the prohibited transaction provisions of sections 4975(c) of the Code and 406 of ERISA by reason of sections 4975(d)(3) and 408(b)(3) of ERISA will in fact be adopted. We specifically note that we do not express an opinion as to the effect on the qualification of the Plan of its operation subsequent to the date of the Closing.

     (c) Our opinions in paragraph 6 are conditioned on and subject to a determination by the appropriate Plan fiduciary that, in accordance with
Section 4975(d)(3) of the Code and Section 408(b)(3) of ERISA, (i) the Note Agreements and the Notes are primarily for the benefit of participants and beneficiaries of the Plan and (ii) the Notes bear a reasonable rate of interest. In particular, Treasury Regulation Sections 54.4975-7(b)(2), (3) and (7) describe the factual determinations that must be made by the Plan's fiduciaries in order to conclude that the Note Agreements and the Notes are primarily for the benefit of participants and beneficiaries and bear a reasonable rate of interest. We express no opinion regarding these factual determinations.

     (d) Our opinions in paragraph 6 are conditioned on and subject to the determination by the appropriate Plan fiduciary that, in accordance with
Section 4975(d)(13) of the Code and Section 408(b) of ERISA, the ESOT's acquisition of Employer Capital Stock pursuant to the Stock Purchase Agreement will be for "adequate consideration" (as defined in Section 3(18) of ERISA). Because there is no generally recognized market for the [ESOP Preference Shares], "adequate consideration" for this purpose will be the fair market value of the [ESOP Preference Shares] as determined in good faith by the Trustee. We note in this regard that the Trustee has conducted such investigations and performed such analyses as it deemed appropriate and has concluded, according to the attached certificate, that the consideration to be paid by the [ESOT] for the [ESOP Preference Shares] pursuant to the Stock Purchase Agreement does not exceed the fair market value of such [ESOP Preference Shares].

     This opinion letter is furnished by us solely for the benefit of the addressees hereof. This opinion may not be relied upon by any other person, firm or corporation for any purpose without our prior written consent.

                                       Very truly yours,

                                                                       EXHIBIT C


                                [FORM OF COMPANY NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION ONLY PURSUANT TO AN EXEMPTION THEREFROM.

                                 MELVILLE CORPORATION

                                   PROMISSORY NOTE

No. ________                            [DATE]
$__________

     FOR VALUE RECEIVED, the undersigned, MELVILLE CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State
New York, hereby promises to pay to                , or registered assigns, the
principal sum of                 DOLLARS with interest (computed on the basis of
a 360-day year of twelve 30-day months) from the date hereof (a) on the unpaid balance thereof at the rate of 10.75% per annum until the principal hereof shall have become due and payable, and (b) on each overdue payment (including any overdue prepayment) of principal and premium, if any, and, to the extent permitted by applicable law, each overdue payment of interest (payable, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) the aforesaid annual rate of interest, plus 2% per annum or (ii) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate, until such overdue amount shall have been paid in full. Accrued interest is payable in arrears, on each of the following dates occurring after the date of issuance hereof and if not so issued, commencing December 31, of the year following such issuance, and thereafter on each December 31, up to and including December 31, 2008. The principal of this Note is payable in installment payments as set forth on the Amortization Schedule annexed hereto.

     1. Place of Payment. Payments of both principal and interest are to be made at the office of Morgan Guaranty Trust Company of New York, or such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     2. Company Notes. This note is one of a number of Promissory Notes (herein called the "Company Notes") issued by the Company pursuant to certain Note Purchase Agreements (the "Note Agreements"), dated as of June 7, 1989, among the Melville Corporation and Subsidiaries Employee Stock Ownership Trust of The Melville Corporation and Subsidiaries Employee Stock Ownership Plan, the Company and the purchasers named therein, and is entitled to the benefits thereof.

     3. Registered Notes. The Company Notes are issuable only as registered notes. As provided in the Note Agreements, upon surrender of this Company Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Company Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Company Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.


     4. Defaults. In case an Event of Default, as defined in the Note Agreements, shall occur and be continuing, the principal of this Company Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Note Agreements.

                         MELVILLE CORPORATION

                         By   __________________________
                              Title:

                                AMORTIZATION SCHEDULE

                                 8.60% COMPANY NOTES

                              Percent of Original
Payment Date                  Principal Amount
------------                  -------------------




                                 MELVILLE CORPORATION

                              8.60% ESOP Notes Due 2008

Mandatory Redemption Schedule
-----------------------------

(The following schedule assumes a closing as of June 1, 1989; an earlier closing may result in insignificant differences in the anticipated repayment schedule.)


          Date                               Principal Repayment
          ----                               -------------------
     December 31, 1989                            $    6.4
     October 31, 1990                                  1.7
     October 31, 1991                                  0.1
     October 31, 1992                                  3.4
     December 31, 1993                                 3.2
     December 31, 1994                                 7.4
     December 31, 1995                                 10.8
     December 31, 1996                                 14.3
     December 31, 1997                                 18.1
     December 31, 1998                                 22.3
     December 31, 1999                                 14.5
     December 31, 2000                                 17.2
     December 31, 2001                                 20.9
     December 31, 2002                                 25.7
     December 31, 2003                                 31.3
     December 31, 2004                                 22.0
     December 31, 2005                                 26.5
     December 31, 2006                                 31.4
     December 31, 2007                                 36.9
     December 31, 2008                                 43.5
                                                       ----

          Total                                   $    357.5 (1)
                                                       -----


     The interest payment dates would match the highlighted repayment schedule dates.

------------------------------
(1) The average life is approximately 13.75 years.

                                  PURCHASER SCHEDULE

                                        Part I
                                  List of Purchasers

                                  Principal Amount
                                     of Notes
                                  to be Purchased     Denominations
                                  ---------------     -------------

The Prudential Insurance           $148,450,000        148,450,000
     Company of America

John Hancock Mutual                $ 60,500,000        34,500,000
     Life Insurance Company                            26,000,000

Lincoln National Life              $38,500,000         See Purchase
     Insurance Company                                 Schedule Part II

Massachusetts Mutual Life          $ 33,000,000        11,000,000
     Insurance Company                                 22,000,000

The Variable Annuity Life          $ 27,500,000        27,500,000
     Insurance Company

Cigna Investments                  $ 22,000,000        22,000,000

American United Life               $ 8,800,000         2,000,000
     Insurance Company                                 2,000,000
                                                       2,000,000
                                                       2,800,000

Century Life Insurance Company     $ 2,000,000         2,000,000

Century Life of America            $ 3,000,000         3,000,000

Ohio National Life Insurance       $ 5,500,000         5,500,000
     Company

General American Life              $ 5,500,000         5,500,000
     Insurance Company

Provident Mutual Life              $ 2,750,000         2,750,000
     Insurance Company


     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the Vame to the undersigned, whereupon this letter shall become a binding agreement between you and the undersigned.


                              Very truly yours,

                              THE MELVILLE CORPORATION AND
                              SUBSIDIARIES EMPLOYEE STOCK
                              OWNERSHIP PLAN TRUST

                         By   THE BANK OF NEW YORK,
                              as Trustee

                         By:  /s/ Glen A. Rothbart
                              -------------------------------
                              Title: Assistant Vice President


                              MELVILLE CORPORATION


                         By:  /s/ James A. Marcum
                              -------------------------------
                              Title: Treasurer

The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSUAANCE COMPANY
OF AMERICA



By /s/ Richard B. Rogers
   ---------------------
   Title: Vice President

                                  PURCHASER SCHEDULE

                                        Part I
                                  List of Purchasers

                                   Principal Amount
                                       of Notes
                                   to be Purchased          Denominations
                                   ---------------          -------------

The Prudential Insurance           $148,450,000             148,450,000
     Company of America

John Hancock Mutual                $ 60,500,000             34,500,000
     Life Insurance Company                                 26,000,000

Lincoln National Life              $38,500,000              See Purchase
   Insurance Company                                    Schedule Part II

Massachusetts Mutual Life          $ 33,000,000             11,000,000
     Insurance Company                                      22,000,000

The Variable Annuity Life          $ 27,500,000             27,500,000
     Insurance Company

Cigna Investments                  $ 22,000,000             22,000,000

American United Life               $ 8,800,000              2,000,000
     Insurance Company                                      2,000,000
                                                            2,000,000
                                                            2,800,000

Century Life Insurance Company     $ 2,000,000              2,000,000

Century Life of America            $ 3,000,000              3,000,000

Ohio National Life Insurance       $ 5,500,000              5,500,000
     Company

General American Life              $ 5,500,000              5,500,000
     Insurance Company

Provident Mutual Life              $ 2,750,000              2,750,000
     Insurance Company


                                  PURCHASER SCHEDULE

                                       Part II
                            Notice and Payment Information

     Purchaser
     ---------

THE PRUDENTIAL INSURANCE           Melville Corporation ESOP
COMPANY OF AMERICA                 Notes due 2009
                                   $148,450,000

(1)  All payments on account of
     Notes held by such purchaser
     shall be made by wire
     transfer of immediately
     available funds for credit
     to:

     Account No. 050-54-460
     Morgan Guaranty Trustee
         of New York
     23 Wall Street
     New York, New York 10015

     Each such wire transfer shall
     set forth the name of the
     Company, the full title
     (including the coupon rate
     and final maturity date)
     of the Notes, a reference
     to "Security No. 585745XA5",
     and the due date and
     application (as among principal,
     premium and interest) of the
     payment being made.

(2)  Address for all notices
     relating to payments:

     The Prudential Insurance
         Company of America
     c/o The Prudential Corporate
         Finance Group

     Four Gateway Center
     100 Mulberry Street
     Newark, New Jersey 07102-4007
     Attention: Manager, Investment
         Information Services

(3)  Address for all other
     communications and notices:

     The Prudential Insurance
         Company of America
     c/o The Prudential Corporate
         Finance Group
     Four Gateway Center
     100 Mulberry Street
     Newark, New Jersey 07102-4007

     Attention: Senior Managing Director

(4)  Tax Identification No.:

     22-1211670

Name and Address of Purchaser
-----------------------------

JOHN HANCOCK MUTUAL LIFE INSURANCE     Melville Corporation ESOP
    COMPANY                            Notes 8.60%, due 2009
GUARANTEED BENEFIT SUB-ACCOUNT         $34,500,000



(1)  Registered Securities in Name of
     John Hancock Mutual Life Insurance Company.

(2) All payments shall be made by bank wire transfer of immediately available funds not later than 12 noon, Boston time, to:

     The First National Bank of Boston
     100 Federal Street
     Boston, Massachusetts 02110
     Attention: Insurance Division
     Account of:    John Hancock Mutual Life Insurance Company
               GBSA Account
     Account Number: 535-84164
     On Order of: [Name of Issuer]

(3) Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Notes or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be delivered or mailed to:

     John Hancock Mutual Life Insurance Company
     John Hancock Place
     P.O. Box 111
     Boston, Massachusetts 02117
     Attention: Securities Administration T-56

(4)  All other communications

     John Hancock Mutual Life Insurance Company
     John Hancock Place
     P.O. Box 111
     Boston, Massachusetts 02117
     Attention: Bond and Corporate Finance Department, T-57

(5)  Tax Identification Number

     04-1414660

Name and Address of Purchaser
-----------------------------
JOHN HANCOCK MUTUAL LIFE INSURANCE     Melville Corporation ESOP
    COMPANY                            Notes 8.60%, due 2009
GUARANTEED ACCOUNT                     $26,000,000


(1)  All other communications shall be delivered or mailed to:

     John Hancock Mutual Life Insurance Company
     John Hancock Place
     P.O. Box 111
     Boston, Massachusetts 02117
     Attention: Bond and Corporate Finance Department T-57

(2) All securities shall be registered in the name of John Hancock Mutual Life Insurance Company.

(3) All payments shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

     The First National Bank of Boston
     100 Federal Street
     Boston, Massachusetts 02110
     Attention: Insurance Division
     Account of:    John Hancock Mutual Life Insurance Company
     Account Number: 279-80008
     On Order of: [Name of Issuer]

(4) Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Notes or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be delivered or mailed to:

     John Hancock Mutual Life Insurance Company
     John Hancock Place
     P.O. Box 111
     Boston, Massachusetts 02117
     Attention: Securities Administration T-56

(5)  Tax Identification Number
     04-1414660

Name and Address of Purchaser
-----------------------------
LINCOLN NATIONAL LIFE INSURANCE                   Melville Corporation ESOP
    COMPANY - (REO)                               Notes due 2009
                                                  $2,500,000

(1)  Registered Securities in Name of

     The Lincoln National Life
     Insurance Company

(2) All payments shall be made by bank wire transfer of immediately available funds to:

     Bankers Trust Company
     ABA # 021001033
     Attention: 99-087-897
     New York, NY
     For Account of: Lincoln National Life
          Insurance Company - (REO)
     Custody Acct Number: 98149

(3)  Address for all communication
     and notice of payments:

     Lincoln National Investment
     Management Company
     1300 South Clinton Street
     Fort Wayne, IN 46801
     Attention: Securities Investment
     Division - 2R

(4)  Send securities by registered/insured
     mail to:

     Lincoln National Corporation
     1300 South Clinton Street
     Fort Wayne, IN 46801
     Attention: Kenneth R. Hobson
     Securities Custody Dept. - 1H

(5)  Tax Identification Number
     35-0472300

Name and Address of Purchaser
-----------------------------

LINCOLN NATIONAL LIFE INSURANCE        Melville Corporation ESOP
    COMPANY                            Notes due 2009
                                       $1,500,000



(1)  Registered Securities in Name of

     The Lincoln National Life
     Reinsurance Company

(2) All payments shall be made by bank wire transfer of immediately available funds to:

     Bankers Trust Company
     ABA # 021001033
     Attention: 99-087-897
     New York, NY
     For Account of: Lincoln National Life
          Reinsurance Company
     Custody Acct Number: 98165

(3)  Address for all communication
     and notice of payments:

     Lincoln National Investment
     Management Company
     1300 South Clinton Street
     Fort Wayne, IN 46801
     Attention: Securities Investment
     Division - 2R

(4)  Send securities by registered/insured
     mail to:

     Lincoln National Corporation
     1300 South Clinton Street
     Fort Wayne, IN 46801
     Attention: Kenneth R. Hobson
     Securities Custody Dept. - 1H

(5)  Tax Identification Number
     35-1679513

Name and Address of Purchaser
-----------------------------

LINCOLN NATIONAL LIFE INSURANCE        Melville Corporation ESOP
    COMPANY - (IAL)                    Notes due 2009
                                       $13,500,000




(1)  Registered Securities in Name of

     The Lincoln National Life
     Insurance Company

(2) All payments shall be made by bank wire transfer of immediately available funds to:

     Bankers Trust Company
     ABA # 021001033
     Attention: 99-087-897
     New York, New York
     For Account of: Lincoln National Life
          Insurance Company - (IAL)
     Custody Acct. Number: 98194

(3)  Address for all communication
     and notice of payments:

     Lincoln National Investment
     Management Company
     1300 South Clinton Street
     Fort Wayne, IN 46801
     Attention: Securities Investment
     Division - 2R

(4)  Send securities by registered/insured
     mail to:

     Lincoln National Corporation
     1300 South Clinton Street
     Fort Wayne, IN 46801
     Attention: Kenneth R. Hobson
     Securities Custody Dept. - 1H

(5)  Tax Identification Number
     35-0472300

Name and Address of Purchaser
-----------------------------

LINCOLN NATIONAL LIFE INSURANCE        Melville Corporation ESOP
    COMPANY SEPARATE ACCOUNT NO. 6     Notes due 2009
                                       $10,000,000


(1)  Registered Securities in Name of

     The Lincoln National Life
     Insurance Company Separate
     Account No. 6

(2) All payments shall be made by bank wire transfer of immediately available funds to:

     Bankers Trust Company
     ABA # 021001033
     Attention: 99-087-897
     New York, New York
     For Account of: Lincoln National Life
     Insurance Company Separate Account No. 6
     Custody Acct. Number: 98208

(3)  Address for all communication
     and notice of payments:

     Lincoln National Investment
     Management Company
     1300 South Clinton Street
     Fort Wayne, IN 46801
     Attention: Securities Investment
     Division - 2R

(4)  Send securities by registered/insured
     mail to:

     Lincoln National Corporation
     1300 South Clinton Street
     Fort Wayne, IN 46801
     Attention: Kenneth R. Hobson
     Securities Custody Dept. - 1H

(5)  Tax Identification Number
     35-0472300

Name and Address of Purchaser
-----------------------------

LINCOLN NATIONAL LIFE                  Melville Corporation ESOP
   INSURANCE  COMPANY - (UIN)          Notes due 2009
                                       $5,000,000


(1)  Registered Securities in Name of

     The Lincoln National Life
     Insurance Company

(2) All payments shall be made by bank wire transfer of immediately available funds to:

     Bankers Trust
     ABA # 021001033
     Attention: 99-087-897
     New York, New York
     For Account of: Lincoln National Life
     Insurance Company - (UIN)
     Custody Acct. Number: 98127

(3)  Address for all communication
     and notice of payments:

     Lincoln National Investment
     Management Company
     1300 South Clinton Street
     Fort Wayne, IN 46801
     Attention: Securities Investment
     Division - 2R

(4)  Send securities by registered/insured
     mail to:

     Lincoln National Corporation
     1300 South Clinton Street
     Fort Wayne, IN 46801
     Attention: Kenneth R. Hobson
     Securities Custody Dept. - 1H

(5)  Tax Identification Number
     35-0472300

Name and Address of Purchaser
------------------------------

FIRST PENN-PACIFIC LIFE INSURANCE      Melville Corporation ESOP
     COMPANY                           Notes due 2009
                                       $3,000,000


(1)  Registered Securities in Name of

     First Penn-Pacific Life
     Insurance Company in care of
     Mellon Bank, N.A.

(2) All payments shall be made by bank wire transfer of immediately available funds to:

     Mellon Bank N.A.
     Mellon Square, Pittsburg, PA
     ABA #043000261
     Attn. Collections/Mellon Pit/Trust/First
     Penn-Pacific Life Insurance Company/075-205
     (with reference to security & payments)

(3)  Address for all communication
     and notice of payments:

     Lincoln National Investment
     Management Company
     1300 South Clinton Street
     Fort Wayne, IN 46801
     Attention: Securities Investment Division 2-R

(4)  Send securities by registered/insured
     mail to:

     Mellon Securities Trust Company
     120 Broadway, 33rd Floor
     New York, New York 10271
     Attn: Securities Teller Window -
     Liz Fisher
     For Acct. of: First Penn-Pacific
     Life Ins. Co.

(5)  Custody Acct.
     075-205

(6)  Tax Identification Number

     23-2044248

Name and Address of Purchaser
-----------------------------

SECURITY-CONNECTICUT LIFE-             Melville Corporation ESOP
     (UNIVERSAL LIFE)                  Notes due 2009
                                       $3,000,000


(1)  Registered Securities in Name of

     Security-Connecticut Life
     Insurance Company - Universal Life

(2) All payments shall be made by bank wire transfer of immediately available funds to:

     Connecticut National Bank
     777 Main Street, Hartford, CT 06115
     ABA Routing #: 011900445
     For Account of: Security-Connecticut Life Ins.
     Co. - Universal Life
     Custody Account No. 0156196
     (with reference to security and payment)

(3)  Address for all communication
     and notice of payments:

     Lincoln National Investment Management Company
     1300 South Clinton Street
     Fort Wayne, IN 46801
     Attention: Securities Investment Division 2-R

(4)  Address for all notices with
     respect to payments:

     Security-Connecticut Life
     Insurance Company
     20 Security Drive
     Avon, CT 06001
     Attentional: Brigid M. Webster

(5)  Send securities by registered/insured
     mail to:

     Security-Connecticut Life Insurance Company
     20 Security Drive
     Avon, CT 06001
     Attention: Brigid M. Webster

(6)  Tax Identification Number

     35-1468921

Name and Address of Purchaser
-----------------------------

MASSACHUSETTS MUTUAL LIFE INSURANCE    Melville Corporation ESOP
COMPANY                                Notes 8.60% due 2009
                                       $33,000,000


     Number and Denomination of Note(s):

     Two (2) Notes as follows           $11,000,000
                                        $22,000,000

(1)  All payments on or in respect of the
     Notes to be by bank wire transfer of
     Federal or other immediately
     available funds (identifying each
     payment as, principal or interest")
     to:

     Chemical Bank
     Institutional Custody Department
     55 Water Street
     North Building
     3rd Floor
     New York, New York 10041

     (i) in the case of Note No. R-1,
     (11,000,000) for credit to
     Massachusetts Mutual Life
     Insurance Company's
     "Mass Mutual IPL Traditional
     Account" No. 321-029-852

     (i) in the case of Note No. R-2,
     (22,000,000) for credit to
     Massachusetts Mutual Life
     Insurance Company's
     "Mass Mutual SPC
     Account" No. 3890-4953

     with telephone advice to the
     Financial Services Department of
     Massachusetts Mutual Life Insurance
     Company

(2)  Address for all communications and notice of payment:

     Massachusetts Mutual Life Insurance Company
     1295 State Street
     Springfield, Massachusetts 01111
     Attention: Securities Investment Division

(3)  Send all securities by registered/ insured mail to:

     Citibank, N.A.
     20 Exchange Place
     New York, New York 10005

     None.

(4)  Tax Identification Number

     04-1590850

Name and Address of Purchaser
-----------------------------

THE VARIABLE ANNUITY LIFE INSURANCE    Melville Corporation ESOP
    COMPANY                            Notes 8.60% due 2009
                                       $27,500,000


(1) All payments to be by wire transfer of immediately available funds with sufficient information (including interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

     State Street Bank and Trust Company
     BOS/SPEC/O10O-0002-8
     Mutual Fund - Maryanne Bertone
     Re: American General/VALIC PA 54

(2) All Notices of Payments and written confirmation of such wire transfers:

     American General/VALIC
     P.O. Box 17416
     Newark, NJ 07194

     with duplicate notices to:

     The Variable Annuity Life Insurance Company
     % American General Corporation
     2929 Allen Parkway
     Houston, Texas 77019
     Attn: Private Placements, A37-01

(3)  All other communications to:

     The Variable Annuity Life Insurance Company
     % American General Corporation
     2929 Allen Parkway
     Houston, Texas 77019
     Attn: Private Placements, A37-01

(4)  Tax Identification Number:

     74-1625348

Name and Address of Purchaser
-----------------------------

CONNECTICUT GENERAL LIFE INSURANCE     Melville Corporation ESOP
     COMPANY                           Notes 8.60% due 2009
                                       $22,000,000




(1) In the case of all payments on account of the Notes:

     By crediting in the form of bank wire
     transfer of Federal or other immediately available funds, providing sufficient information to identify the source of the transfer, and the amount of interest and/or principal, to Connecticut General
     Life Insurance Company Account No.
     201-012-7 at:

     The Connecticut Bank and Trust Company,
     National Association
     One Constitution Plaza
     Hartford, Connecticut 06115

(2)  In the case of all notices with respect
     to payments:

     Connecticut General Life Insurance Company
     c/o CIGNA Investments, Inc.
     Hartford, Connecticut 06152
     Attention: Securities Accounting
     Department

(3)  In the case of other communications:

     Connecticut General Life Insurance Company
     c/o CIGNA Investments, Inc.
     Hartford, Connecticut 06152 *
     Attention: Private Placement Department

* In the event that notices/communications are sent by courier (e.g., Federal
     Express, Airborne) or Express Mail rather than by regular U.S. Postal Service, substitute "900 Cottage Grove Road,
     Bloomfield, Connecticut 06002" in place
     of "Hartford, Connecticut 066152."

(4)  Tax Identification Number

     06-0303370

Name and Address of Purchaser
-----------------------------
AMERICAN UNITED LIFE INSURANCE                     Melville Corporation ESOP
     COMPANY                                       Notes 8.60% due 2009
                                                   $8,800,000

     Number and Denomination of Note(s):

          Four (4) Notes as follows:    $2,000,000
                                        $2,000,000
                                        $2,000,000
                                        $2,800,000


(1)  Registered Securities in the name of
     American United Life Insurance Company

(2)  All payments in immediately
     available funds by wire transfer to
     the following bank account:

     Bank One Indianapolis
     ABA #0740-0001-0
     Account #32032-50
     Securities Trust Area
     8th Floor
     101 Monument Circle
     Indianapolis, IN 46277

(3)  Address for all communications
     and Notice of payment:

     Securities Department
     American United Life Insurance Company
     Post Office Box 368
     Indianapolis IN 46206

(4)  Send all securities by registered/
     insured mail to:

     Bank One Indianapolis
     101 Monument Circle
     Indianapolis IN 46277
     Attention: Safekeeping Dept.

(5)  Tax Identification Number

     35-0145825

Name and Address of Purchaser
-------------------------------
CENTRAL LIFE INSURANCE COMPANY               Melville Corporation ESOP
                                             Notes 8.60% due 2009
                                             $2,000,000

(1)  All payments by wire transfer
     of immediately available funds
     to:

     The Northern Trust Company
     50 South LaSalle Street
     Chicago, IL 60675 ABA#071000152
     For credit to Century Life Insurance Co.,
     Account #433-063
     with sufficient information
     to identify the source and application of such funds.

(2)  All notices of payments and
     written confirmations of such
     wire transfers:

     Century Life Insurance Company
     ATTN: Cashier Department
     Heritage Way
     Waverly, IA 50677

(3)  All other communications:

     Century Life Insurance Company
     ATTN: Securities Division
     Heritage Way
     Waverly, IA 50677

(4)  Tax Identification Number

     42-1153896

Name and Address of Purchaser
----------------------------------
CENTURY LIFE OF AMERICA                              Melville Corporation ESOP
                                                     Notes 8.60% due 2009
                                                     $3,000,000


(1)  All payments by wire transfer
     of immediately available
     funds to:

     The Northern Trust Company
     50 South LaSalle Street
     Chicago, IL 60675
     For credit to Century Life of America, Account #842-869 with sufficient information to identify the source and application of such funds.

(2)  All notices of payments and
     written confirmations of such
     wire transfers:

     Century Life of America
     ATTN: Cashier Department
     Heritage Way
     Waverly, IA 50677

(3)  All other communications:

     Century Life of America
     ATTN: Securities Division
     Heritage Way
     Waverly, IA 50677

(4)  Tax Identification Number

     42-0388260

Name and Address of Purchaser
-------------------------------
THE OHIO NATIONAL LIFE INSURANCE                   Melville Corporation ESOP
     COMPANY                                       Notes 8.60% due 2009
                                                   $5,500,000



(1)  Registered Securities in the Name of
     The Ohio National Life Insurance Company

(2) All payments of immediately available funds by bank wire transfer to:

          STAR Bank N.A.
          5th & Walnuts Streets
          Cincinnati, Ohio 45202
          Far Account of The Ohio
          National Life Insurance Co.
          Account Number: 910-275-7

(3)  All other communications send to:

     The Ohio National Life Insurance
          Company
     P.O. Box 237
     Cincinnati, Ohio 45201
     Attention: Investment Department

(4)  Tax Identification Number

     31-0397080

Name and Address of Purchaser
---------------------------------
GENERAL AMERICAN LIFE INSURANCE                     Melville Corporation ESOP
    COMPANY                                         Notes 8.60% due 2009
                                                    $5,500,000


(1)  Registration Security in the name of:
     GALICO

(2)  Wire Transfer Information
     --------------------------

     Boatmen's Bank
     One Boatman's Plaza
     St. Louis, MO 63101
     Account #: 100100000342
     Identify source and use of funds
     ABA #: 081000032
     Safekeeping #: 320618

(3)  Notices Regarding Payments
     ---------------------------

     General American Life Insurance Company
     P. O. Box 418
     St. Louis, MO 63166
     Attn: Investment Accounting

(4)  All Other Notices:
     -------------------

     General American Life Insurance Company
     P. O. Box 396
     St. Louis, MO 63166
     Attn: Securities Division
          4th Floor

(5)  Tax Identification Number
     ---------------------------

     43-6168630

Name and Address of Purchaser
--------------------------------
PROVIDENT MUTUAL LIFE INSURANCE                      Melville Corporation
     COMPANY                                         Notes  ESOP8 due 2009
                                                     $2,750,000

(1)  Registered Securities in name of:
     Provident National Bank

(2)  All payments made by bank wire
     transfer of immediately available
     funds to:
     Provident National Bank
     Broad and Chestnut Street
     Philadelphia, PA 19101
     Account Number 200-049-0

(3)  Address for all other communication and Notice of Payments:
     Provident Mutual Life Insurance Co.
     1600 Market Street, 4th Floor
     Philadelphia, PA 19103
     Attention: Treasurer

(4)  Send all securities by registered/ insured mail to:
     Provident National Bank
     Broad and Chestnut Street
     Philadelphia, PA 19107

(5)  Tax Identification Number:

     23-0990450